TPG Reports Fourth Quarter and Full Year 2023 Financial Results Year Ended December 31, 2023

TPG | 2 ▪ Completed strategic acquisition of Angelo Gordon on November 1, 2023 ▪ Total assets under management of $222 billion as of December 31, 2023, an increase of 64% compared to $135 billion as of December 31, 2022 ▪ GAAP net income attributable to TPG Inc. of $13 million for the fourth quarter ended December 31, 2023, with basic net income per share of Class A common stock of $0.16 ▪ Fee-Related Earnings of $226 million for the fourth quarter ended December 31, 2023, an increase of 62% year-over-year, resulting in a Fee-Related Earnings margin of 49% ▪ After-tax Distributable Earnings of $206 million (or $0.51 per share of Class A common stock) for the fourth quarter ended December 31, 2023 ▪ Dividend of $0.44 per share of Class A common stock for the fourth quarter ended December 31, 2023 San Francisco and Fort Worth, Texas – February 13, 2024 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited fourth quarter and full year 2023 results. TPG issued a full detailed presentation of its fourth quarter and full year ended December 31, 2023 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com. “Our strong fourth quarter financial results marked the completion of an outstanding year for TPG. We are entering 2024 with significant momentum and have a number of levers to drive continued growth across our firm,” said Jon Winkelried, Chief Executive Officer. “Through both organic innovation and completing the acquisition of Angelo Gordon, we have substantially expanded the breadth of our business. We now manage more than $220 billion of assets across a broadly diversified set of strategies and continue to further our position as a scaled, differentiated investment firm.” Dividend TPG has declared a quarterly dividend of $0.44 per share of Class A common stock to holders of record at the close of business on February 23, 2024, payable on March 8, 2024. Conference Call TPG will host a conference call and live webcast at 11:00 am ET. It may be accessed by dialing (800) 245-3047 (US toll-free) or (203) 518-9765 (international), using the conference ID TPGQ423. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG's website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG's website. Shareholder contact: Media contact: Gary Stein Luke Barrett 212-601-4750 415-743-1550 shareholders@tpg.com media@tpg.com TPG Reports Fourth Quarter and Full Year 2023 Results

TPG | 3 TPG Reports Fourth Quarter and Full Year 2023 Results About TPG TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $222 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. Forward Looking Statements; No Offers; Non-GAAP Information This presentation may contain “forward-looking” statements based on the Company’s beliefs and assumptions and on information currently available to the Company. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits of the acquisition of Angelo Gordon; unexpected costs related to the integration of the Angelo Gordon business and operations; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks discussed in the Company’s SEC filings. For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this presentation and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this presentation speaks only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward- looking statements as representing the views of the Company or its management as of any date subsequent to the date of the presentation. This presentation does not constitute an offer of any TPG Fund. Throughout this presentation, all current period amounts are preliminary and unaudited; totals may not sum due to rounding. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures.

TPG | 4 On November 1, 2023, the Company acquired (the “Acquisition”) Angelo Gordon and certain of its affiliates (collectively, “Angelo Gordon” or “AG,” and after the Acquisition, “TPG Angelo Gordon” or “TPG AG”). Accordingly, the results of TPG Angelo Gordon included in our consolidated results of operations are from November 1, 2023 through December 31, 2023. This presentation includes unaudited pro forma condensed combined financial information giving effect to the Acquisition as if it had occurred on January 1, 2023. As a result, comparability of the pro forma information included in this presentation to prior financial data or future periods may be limited. The unaudited pro forma condensed combined financial information in this presentation is based on available information and upon assumptions that management believes are reasonable in order to reflect, on a pro forma basis, the effect of the Acquisition, the related borrowing under TPG’s revolving credit facility, and certain changes in compensation arrangements for TPG Angelo Gordon. The actual results reported by the combined company in periods following the Acquisition may differ materially from that reflected in this unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is preliminary, is being furnished solely for informational purposes and is not necessarily indicative of the combined financial position or results of operations that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. It does not reflect potential revenue synergies or cost savings expected to be realized from the Acquisition. No assurance can be given that cost savings or synergies will be realized at all. The adjustments contained in the unaudited pro forma condensed combined financial information are based on currently available information and assumptions that TPG believes are reasonable. Such assumptions include, but are not limited to, the Class A common stock, par value $0.001 per share (“Class A Share”) price, and the preliminary purchase price allocation of TPG AG’s assets acquired and liabilities assumed based on fair value and estimated post-combination compensation expense. As the Acquisition Date was close to December, 31, 2023, the purchase accounting analysis is subject to subsequent adjustments that are identified through the measurement period, which is limited to one year from the Acquisition Date. The unaudited pro forma condensed combined financial information does not project TPG’s results of operations or financial position for any future period or date. See the Reconciliations and Disclosures Section of this presentation for a full comparison of actual to pro forma financial data and adjustment descriptions. Comparability Statement and Pro Forma Financial Information

Fourth Quarter and Full Year 2023 Results

GAAP Statements of Operations (Unaudited)

- Net income of $42 million for 4Q'23 compared to 4Q'22 net loss of $10 million
- Net income attributable to TPG Inc. of $13 million for 4Q'23 compared to net income of $24 million in 4Q'22

($ in thousands, except share and per share amounts)	4Q'22	4Q'23	FY'22	FY'23
Revenues				
Fees and other	$ 350,179	$ 529,903	$ 1,246,635	$ 1,534,626
Capital allocation-based (loss) income	89,156	453,234	756,252	855,285
Total revenues	**439,335**	**983,137**	**2,002,887**	**2,389,911**
Expenses				
Compensation and benefits:				
Cash-based compensation and benefits	124,945	188,099	473,696	547,377
Equity-based compensation	153,514	205,813	627,714	654,922
Performance allocation compensation	41,949	319,028	416,556	591,676
Total compensation and benefits	320,408	712,940	1,517,966	1,793,975
General, administrative and other	93,447	171,561	368,915	482,574
Depreciation and amortization	8,361	23,446	32,990	47,673
Interest expense	6,506	14,800	21,612	38,528
Expenses of consolidated Public SPACs	769	—	3,316	1,053
Total expenses	**429,491**	**922,747**	**1,944,799**	**2,363,803**
Investment income (loss)				
Income (loss) from investments:				
Net (losses) gains from investment activities	(19,286)	(4,895)	(110,131)	6,564
Interest, dividends and other	5,775	13,674	9,168	42,622
Investment income of consolidated Public SPACs:				
Unrealized gains on derivative liabilities of Public SPACs	667	—	12,382	667
Interest, dividends and other	2,201	—	6,741	7,692
Total investment income (loss)	**(10,643)**	**8,779**	**(81,840)**	**57,545**
(Loss) income before income taxes	**(799)**	**69,169**	**(23,752)**	**83,653**
Income tax expense	8,949	26,757	32,483	60,268
Net (loss) income[1]	**(9,748)**	**42,412**	**(56,235)**	**23,385**
Net loss attributable to redeemable equity in Public SPACs prior to Reorganization and IPO	—	—	(517)	—
Net income attributable to other non-controlling interests prior to Reorganization and IPO	—	—	966	—
Net income attributable to TPG Group Holdings prior to Reorganization and IPO	**—**	**—**	**5,256**	**—**
Net income attributable to redeemable equity in Public SPACs	1,962	—	15,165	12,044
Net loss attributable to non-controlling interests in TPG Operating Group	(40,145)	7,943	(180,824)	(92,411)
Net (loss) income attributable to other non-controlling interests	4,794	21,296	11,293	23,662
Net income attributable to TPG Inc. subsequent to Reorganization and IPO	**$ 23,641**	**$ 13,173**	**$ 92,426**	**$ 80,090**
Net income (loss) per share data:				
Net income (loss) available to Class A common stock per share				
Basic	*$ 0.28*	*$ 0.16*	*$ 1.10*	*$ 0.89*
Diluted	*$ (0.03)*	*$ 0.04*	*$ (0.19)*	*$ (0.04)*
Weighted-average shares of Class A common stock outstanding				
Basic	*79,272,036*	*80,665,902*	*79,255,411*	*80,334,871*
Diluted	*308,924,677*	*343,887,011*	*308,908,052*	*317,944,496*

Includes amounts from TPG AG from November 1, 2023, the date of the Acquisition, through December 31, 2023.

1. Operating profit margin, defined as net income divided by total revenue, was (2.2%) for 4Q'22 and 4.3% for 4Q'23. On a full year basis, operating profit margin was (2.8%) for FY'22 and 1.0% for FY'23.

TPG | 6

Fourth Quarter and Full Year Highlights

- 4Q'23 and FY'23 results include two months of TPG AG, from November 1, 2023, the date of the Acquisition, to December 31, 2023

Non-GAAP Financial Measures ($M)

- 4Q'23 FRR of $465 million increased 51% versus 4Q'22, with 4Q'23 FRE of $226 million and 4Q'23 After-tax DE of $206 million

	4Q'22	4Q'23	FY'22	FY'23
Fee-Related Revenues ("FRR")	$307	$465	$1,086	$1,337
Fee-Related Earnings ("FRE")	139	226	454	606
Realized Performance Allocations, Net	95	19	282	74
After-Tax Distributable Earnings ("After-tax DE")	227	206	700	585

Operating Metrics ($B)

- Total AUM of $222 billion, up 64% in the last twelve months; Fee Earning AUM of $137 billion, up 76% during the same period

	4Q'22	3Q'23	4Q'23
Assets Under Management ("AUM")	$135.0	$136.1	$221.6
Fee Earning Assets Under Management ("FAUM")	77.9	78.9	136.8
Net Accrued Performance	0.6	0.7	0.9
Available Capital	43.0	38.2	51.3

	4Q'22	4Q'23	FY'22	FY'23
Capital Raised	$3.6	$8.8	$30.0	$15.7
Capital Invested	5.7	11.6	16.6	22.2
Realizations	3.8	2.7	14.0	10.2

Includes amounts from TPG AG from November 1, 2023, the date of the Acquisition, through December 31, 2023.
See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.

TPG | 7

Non-GAAP Financial Measures

- FRE increased 62% from $139 million in 4Q'22 to $226 million in 4Q'23; FRE margin increased to 49% in 4Q'23 compared to 45% in 4Q'22
- After-tax DE of $206 million in 4Q'23, a decrease from $227 million in 4Q'22, primarily due to a decrease in realized performance allocations, net year-over-year, as well as higher non-core expenses associated with the Acquisition, partially offset by an increase in FRE
- 4Q'23 and FY'23 results include two months of TPG AG, from November 1, 2023, the date of the Acquisition, to December 31, 2023

($ in thousands)	4Q'22	4Q'23	FY'22	FY'23
Fee-Related Revenues				
Management fees	$ 249,933	$ 395,608	$ 929,860	$ 1,178,721
Fee-related performance revenues	—	1,642	5,182	1,642
Transaction, monitoring and other fees, net	46,245	55,285	103,896	107,713
Other income	11,131	12,192	47,069	49,178
Fee-Related Revenues	**307,308**	**464,727**	**1,086,007**	**1,337,254**
Fee-Related Expenses				
Cash-based compensation and benefits, net	102,476	156,622	392,968	452,270
Fee-related performance compensation	—	1,401	—	1,401
Operating expenses, net	65,981	81,153	239,189	277,252
Fee-Related Expenses	**168,457**	**239,176**	**632,157**	**730,923**
Fee-Related Earnings	**138,853**	**225,551**	**453,850**	**606,331**
Realized performance allocations, net	95,039	18,996	282,383	74,027
Realized investment income and other, net[(1)]	19,638	(24,976)	42,038	(47,241)
Depreciation expense	(1,270)	(3,010)	(4,590)	(6,589)
Interest expense, net	(1,033)	(1,088)	(13,795)	1,401
Distributable Earnings	**251,227**	**215,473**	**759,886**	**627,929**
Income taxes	(24,681)	(9,826)	(59,623)	(42,623)
After-Tax Distributable Earnings	**$ 226,546**	**$ 205,647**	**$ 700,263**	**$ 585,306**

Includes amounts from TPG AG from November 1, 2023, the date of the Acquisition, through December 31, 2023.
See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.
1. Realized investment income and other, net includes activity considered non-core to our Fee-Related Earnings operations, including expenses of $18 million in 4Q'23 and $53 million in FY'23 related to the Acquisition.

TPG | 8

TPG | 9 $930 $1,179 $383 $514 $142 $155$180 $201 $50 $34 $154 $150 $71 $74 FY’22 FY’23 $250 $396 $108 $161 $37 $43 $47 $54 $50 $34 $40 $35 $17 $19 4Q’22 4Q’23 ▪ 4Q’23 FRR increased 51% over 4Q’22, primarily driven by the Acquisition, catch-up management fees, and an increase in capital markets fees ▪ Fee-Related Expenses in 4Q’23 increased 42% over 4Q’22, primarily due to the addition of TPG AG ▪ 4Q’23 FRE margin of 49%, an increase from 45% in 4Q’22; FY’23 FRE margin of 45% Fee-Related Earnings Includes amounts from TPG AG from November 1, 2023, the date of the Acquisition, through December 31, 2023. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Catch-up management fees totaled $49 million and $2 million for 4Q’23 and 4Q’22, respectively. Fee-Related Earnings Management Fees by Platform(1) ($M) ($M) +58% Capital Growth Impact TPG AG Credit +27% $139 $226 4Q’22 4Q’23 $454 $606 FY’22 FY’23 TPG AG Real Estate Real Estate Market Solutions

TPG | 10 $227 $206 4Q’22 4Q’23 $700 $585 FY’22 FY’23 Distributable Earnings ▪ After-tax DE decreased from $227 million in 4Q’22 to $206 million for 4Q’23, primarily due to less realized performance allocations, net year-over-year, as well as higher non-core expenses associated with the Acquisition, partially offset by an increase in FRE After-Tax DE ($M) Includes amounts from TPG AG from November 1, 2023, the date of the Acquisition, through December 31, 2023. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. Distributable Earnings Mix FRE All Other Sources of Pre-tax DE 76% 24% 105% 3Q’23 4Q’23

TPG | 11 Capital $5 Growth $1 TPG AG Credit $6 TPG AG Real Estate $— Market Solutions $7 Capital $55 Growth $2 Impact $1 TPG AG Credit $6 TPG AG Real Estate $— Real Estate $4 Market Solutions $7 ▪ Realized performance allocations, net were $19 million in 4Q’23, primarily driven by TPEP in the Market Solutions platform, TPG VIII in the Capital platform, and MVP Fund in TPG AG Credit ▪ Realized performance allocations, net for FY’23 were $74 million, primarily driven by TPG AAF and TPG VIII in the Capital platform and TPEP in the Market Solutions platform Realized Performance Allocations, Net 4Q’23 Realized Performance Allocations, Net FY’23 Realized Performance Allocations, Net ($M) ($M) Total $74 Total $19 Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions <1 <1 Includes amounts from TPG AG from November 1, 2023, the date of the Acquisition, through December 31, 2023.

Net Accrued Performance

	Investment Appreciation / (Depreciation)	
Platform	**4Q'23**	**FY'23**
Capital	3.1%	8.2%
Growth	3.0%	5.9%
Impact	6.6%	17.0%
TPG AG		
TPG AG Credit	*3.8%*	*14.1%*
TPG AG Real Estate	*0.4%*	*(0.3%)*
Real Estate	(1.5%)	(2.8%)
Market Solutions[1]	(0.8%)	5.5%

	Loan Level Return	
CLOs	**4Q'23**	**FY'23**
U.S. CLOs	4.1%	15.2%
European CLOs	2.9%	13.0%

Note: Investment Appreciation / (Depreciation) for TPG AG and Loan Level Returns cover October 2023 to December 2023 for 4Q'23 and January 2023 to December 2023 for FY'23

4Q'23 Net Accrued Performance Walk

($M)



$692
+$141
+$77
($19)
$891
3Q'23
Acquisition
Value Creation & Other
Realized Gains
4Q'23

4Q'23 Net Accrued Performance

($M)



$12
$27
$97
$59
$107
$185
$404
Total
$891
Capital
TPG AG Credit
Market Solutions
Growth
TPG AG Real Estate
Impact
Real Estate

Net Accrued Performance by Fund Vintage *($M)*	**3Q'23**	**4Q'23**
2017 & Prior	$314	$363
2018	43	77
2019	225	269
2020	81	104
2021	20	56
2022	9	22
Total	**$692**	**$891**

1. Due to the nature of their strategy, Appreciation / (Depreciation) in the Market Solutions platform above includes information for certain funds as of September 30, 2023. Accordingly, those funds' performance information does not reflect any fund activity for the quarter ended December 31, 2023 and therefore does not cover the same period presented for other funds. Any activity occurring during the quarter ended December 31, 2023 will be reflected in the performance information presented in future reporting.

TPG | 12

TPG | 13 GAAP Balance Sheet (Unaudited) ▪ Our investments increased $1.4 billion from 4Q'22 to 4Q’23, mainly driven by the addition of $761 million of performance allocations attributable to TPG AG at November 1, 2023, the date of the Acquisition ▪ Cash decreased to $0.7 billion at the end of 4Q’23 primarily due to the Acquisition of TPG AG 1. Includes TPG Inc. Class A and B common stock as well as additional paid-in-capital and retained earnings. ($ in thousands) 4Q’22 4Q’23 Assets Cash and cash equivalents $ 1,107,484 $ 665,188 Investments 5,329,868 6,724,112 Other assets 478,816 894,785 Intangible assets and goodwill 366,381 1,085,587 Assets of consolidated Public SPACs 659,189 — Total assets 7,941,738 9,369,672 Liabilities, redeemable equity and equity Liabilities Debt obligations 444,566 945,052 Accrued performance allocation compensation 3,269,889 4,096,052 Other liabilities 464,124 967,434 Liabilities of consolidated Public SPACs 23,653 — Total liabilities 4,202,232 6,008,538 Redeemable equity attributable to consolidated Public SPACs 653,635 — Equity TPG Inc.(1) 509,672 579,157 Other non-controlling interests 2,576,199 2,781,977 Total equity 3,085,871 3,361,134 Total liabilities, redeemable equity and equity $ 7,941,738 $ 9,369,672

TPG | 14 Non-GAAP Balance Sheet ▪ Cash and cash equivalents of $105 million at the end of 4Q’23 ▪ At the end of 4Q’23, our net debt(1) was $846 million and our undrawn credit facility capacity was $699 million(2) ▪ Our borrowings include $501 million drawn on our revolving credit facility, securitized notes with a principal amount of $250 million (which are backed by $649 million in pledged assets as of 4Q’23), and a senior unsecured term loan with a principal amount of $200 million that was issued as part of the Reorganization See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Net debt comprised of $951 million in debt principal less $105 million of cash and cash equivalents. 2. In the fourth quarter of 2023, we drew $470 million under our credit facility to partially fund the cash consideration of the Acquisition, and an additional $31 million for working capital purposes. ($ in thousands) 4Q’22 4Q’23 Book Assets Cash and cash equivalents $ 691,687 $ 105,480 Net accrued performance 642,519 891,455 Investments in funds 576,814 877,802 Intangible assets and goodwill 274,481 1,007,899 Other assets 314,926 679,638 Total Book Assets 2,500,427 3,562,274 Book Liabilities Accounts payable, accrued expenses and other 48,183 296,147 Debt obligations 444,566 945,052 Total Book Liabilities 492,749 1,241,199 Net Book Value $ 2,007,678 $ 2,321,075

Operating Metrics

TPG | 16 $78 $137 $35 $39 $11 $12 $13 $14 $40 $14 $13 $11 $6 $6 4Q’22 4Q’23 $135 $222 $66 $71 $23 $27 $16 $19 $60 $18 $20 $18 $10 $9 4Q’22 4Q’23 Assets Under Management and Fee Earning AUM ▪ 4Q’23 AUM rose 64% over 4Q’22 to $221.6 billion, primarily driven by the inclusion of TPG AG following the Acquisition ▪ Over the last twelve months, capital raised totaled $15.7 billion, including $3.1 billion in TPG IX and $1.6 billion in THP II within the Capital platform; realizations totaled $10.2 billion over the same period ▪ 4Q’23 FAUM increased 76% over 4Q’22 to $136.8 billion, primarily due to the Acquisition Assets Under Management Fee Earning AUM ($B) ($B) +64% +76% Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions Includes amounts from TPG AG from November 1, 2023, the date of the Acquisition, through December 31, 2023.

TPG | 17 24% 38% 28% 2% 9% 1% 21% 64% 5% 8% 1% 25% 63% 2% 9% FAUM by Remaining Duration Assets Under Management and Fee Earning AUM Duration AUM by Duration at Inception For the grouping of years on duration, 0-4 Years represents a term equal to 4 years or less; 5-9 Years represents a term greater than 4 and less than or equal to 9; 10+ Years represents a term greater than 9. 1. Defined as the number of years between fund activation and contractual fund winddown, prior to any extensions, as of December 31, 2023. 2. Defined as the number of years between December 31, 2023 and contractual fund winddown, prior to any available extensions. ▪ At the end of 4Q’23, approximately 69% of our AUM and 65% of our FAUM was in perpetual or long-dated funds with a duration(1) of 10 or more years (prior to any available extensions) ▪ At the end of 4Q’23, approximately 68% of our FAUM had a remaining lifespan(2) of 5 or more years, with 30% in vehicles that have 10 or more years remaining (including those considered perpetual) Total $222B Total $137B FAUM by Duration at Inception Total $137B ~65% ~68%~69% 0-4 Years 5-9 Years 10+ Years Perpetual Capital Subject to Periodic Redemption

TPG | 18 Capital $1.6 TPG AG Credit $6.4 TPG AG Real Estate $2.4 Capital $2.4 Growth $3.0 Impact $0.2 TPG AG Credit $3.7 TPG AG Real Estate $1.2 Real Estate $2.7 Market Solutions $0.8 ▪ AUM Subject to Fee Earning Growth totaled $24.4 billion at the end of 4Q’23 and includes AUM Not Yet Earning Fees (capital commitments that generate new management fees once deployed) and FAUM Subject to Step-Up (capital commitments that generate a higher rate of management fees as deployed or over time) ▪ At the end of 4Q’23, our AUM Subject to Fee Earning Growth represents 18% of FAUM and the potential fee-related revenue opportunity associated with both AUM Not Yet Earning Fees and FAUM Subject to Step-Up is estimated at approximately $132 million annually(1) AUM Not Yet Earning Fees FAUM Subject to Step-Up ($B) ($B) Total $14 Total $10 AUM Subject to Fee Earning Growth 1. Represents the sum of the gross revenue opportunity for each fund with AUM Subject to Fee Earning Growth. For AUM Not Yet Earnings Fees, this is calculated as the incremental amount of uncalled capital that would be called to achieve an expected range of total deployment, factoring in leverage where applicable, multiplied by the fee rate that we anticipate would be earned on such capital. For FAUM Subject to Step Up, this is calculated as the increase to management fees from either (i) certain funds whose fee rates increase as capital is deployed or (ii) certain funds where fee rates increase for certain investors over the life of the fund. Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

TPG | 19 Capital $57.7 Growth $17.6 Impact $13.8 TPG AG Credit $42.0 TPG AG Real Estate $9.5 Real Estate $3.9 Market Solutions $6.3 Capital $58.0 Growth $22.5 Impact $17.5 TPG AG Credit $50.2 TPG AG Real Estate $18.3 Real Estate $17.7 Market Solutions $7.6 ▪ Performance Eligible AUM refers to AUM that is currently producing, or may eventually produce, performance revenues, and totaled $191.8 billion, or 87% of total AUM, at the end of 4Q’23 ▪ Performance Generating AUM refers to AUM that is currently producing performance revenues, and totaled $150.8 billion, or 68% of total AUM, at the end of 4Q’23 Performance Eligible AUM Performance Generating AUM ($B) ($B) Total $192 Total $151 Performance Eligible and Generating AUM Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

AUM Rollforward

- AUM increased 63% during 4Q’23 and $86.6 billion, or 64%, in the last twelve months
- The AUM increase in 4Q’23 was primarily driven by the inclusion of TPG AG following the Acquisition; capital raised totaled $8.8 billion while realizations were $2.7 billion
- AUM growth for the last twelve months was primarily driven by the Acquisition plus $15.7 billion of capital raised, including $9.0 billion in the Capital platform and $2.7 billion in the Growth platform, partially offset by $10.2 billion of realizations

Three Months Ended December 31, 2023

($ in millions)	Capital	Growth	Impact	TPG Angelo Gordon Credit	TPG Angelo Gordon Real Estate	Real Estate	Market Solutions	Total
AUM								
Balance as of Beginning of Period	$ 67,103	$ 23,819	$ 17,984	$ —	$ —	$ 18,280	$ 8,943	$ 136,129
Acquisition(1)	—	—	—	57,390	17,915	—	—	75,305
Capital Raised	4,624	2,039	320	694	370	737	57	8,841
Realizations	(700)	(234)	(56)	(641)	(293)	(651)	(137)	(2,712)
Outflows(2)	—	—	—	(29)	—	—	(717)	(746)
Changes in Investment Value and Other(3)	283	892	831	2,218	276	(426)	732	4,806
AUM as of end of period	**$ 71,310**	**$ 26,516**	**$ 19,079**	**$ 59,631**	**$ 18,268**	**$ 17,940**	**$ 8,879**	**$ 221,623**

Twelve Months Ended December 31, 2023

($ in millions)	Capital	Growth	Impact	TPG Angelo Gordon Credit	TPG Angelo Gordon Real Estate	Real Estate	Market Solutions	Total
AUM								
Balance as of Beginning of Period	$ 66,392	$ 23,138	$ 16,429	$ —	$ —	$ 19,503	$ 9,571	$ 135,034
Acquisition(1)	—	—	—	57,390	17,915	—	—	75,305
Capital Raised	9,047	2,673	1,047	694	370	994	918	15,743
Realizations	(6,271)	(750)	(301)	(641)	(293)	(1,703)	(275)	(10,234)
Outflows(2)	—	—	—	(29)	—	—	(1,106)	(1,135)
Changes in Investment Value and Other(3)	2,141	1,455	1,904	2,218	276	(855)	(227)	6,910
AUM as of end of period	**$ 71,310**	**$ 26,516**	**$ 19,079**	**$ 59,631**	**$ 18,268**	**$ 17,940**	**$ 8,879**	**$ 221,623**

Includes amounts from TPG AG from November 1, 2023, the date of the Acquisition, through December 31, 2023.
1. Represents AUM of TPG Angelo Gordon as of November 1, 2023.
2. Outflows represent redemptions and withdrawals.
3. Changes in investment value and other consists of changes in fair value, capital invested, available capital, and net asset value of our hedge funds, plus other investment activities including MITT’s acquisition of the assets of Western Asset Mortgage Capital Corporation amounting to $1.2 billion during December 2023.

TPG | 20

FAUM Rollforward

- FAUM increased 73% in 4Q'23 and 76% in the last twelve months
- FAUM growth in 4Q'23 was primarily driven by the inclusion of TPG AG following the Acquisition, with fee earning capital raised totaling $5.0 billion and a net increase in investment activity of $2.6 billion
- In the last twelve months, FAUM increases were primarily driven by the Acquisition and fee earning capital raised of $9.0 billion, partially offset by reductions in fee bases of certain funds totaling $2.4 billion

	Three Months Ended December 31, 2023							
				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
FAUM								
Balance as of Beginning of Period	$ 36,342	$ 11,388	$ 13,359	$ —	$ —	$ 11,612	$ 6,244	$ 78,944
Acquisition(1)	—	—	—	38,319	13,305	—	—	51,624
Fee Earning Capital Raised(2)	2,650	1,184	712	146	253	5	56	5,006
Net Change in Investment Activity(3)	(20)	78	32	1,565	477	(319)	823	2,636
Outflows(4)	—	—	—	(25)	—	—	(704)	(729)
Reduction in Fee Base of Certain Funds(5)	—	(310)	(376)	—	—	—	—	(687)
FAUM as of end of period	**$ 38,972**	**$ 12,339**	**$ 13,727**	**$ 40,005**	**$ 14,035**	**$ 11,298**	**$ 6,419**	**$ 136,794**

	Twelve Months Ended December 31, 2023							
				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
FAUM								
Balance as of Beginning of Period	$ 35,371	$ 10,830	$ 12,739	$ —	$ —	$ 13,324	$ 5,681	$ 77,945
Acquisition(1)	—	—	—	38,319	13,305	—	—	51,624
Fee Earning Capital Raised(2)	5,319	1,449	1,124	146	253	23	690	9,005
Net Change in Investment Activity(3)	(1,718)	370	240	1,565	477	(346)	1,132	1,719
Outflows(4)	—	—	—	(25)	—	—	(1,085)	(1,109)
Reduction in Fee Base of Certain Funds(5)	—	(310)	(376)	—	—	(1,703)	—	(2,389)
FAUM as of end of period	**$ 38,972**	**$ 12,339**	**$ 13,727**	**$ 40,005**	**$ 14,035**	**$ 11,298**	**$ 6,419**	**$ 136,794**

Includes amounts from TPG AG from November 1, 2023, the date of the Acquisition, through December 31, 2023.
1. Represents FAUM of TPG Angelo Gordon as of November 1, 2023.
2. Fee earning capital raised represents capital raised by our funds for which management fees calculated based on commitments were activated during the period.
3. Net change in investment activity includes capital called or invested during the period, net of return of capital distributions and changes in net asset value of hedge funds. It also includes adjustments related to funds with a fee structure based on the lower of cost or fair value.
4. Outflows represent redemptions and withdrawals.
5. Reduction in fee base represents decreases in the fee basis for funds where the investment or commitment fee period has expired, and the fee base has reduced from commitment base to actively invested capital. It also includes reductions for funds that are no longer fee paying.

TPG | 21

Other Operating Metrics

- At the end of 4Q'23, we had $51.3 billion of capital available for deployment; we have invested approximately $22.2 billion during the year

(All tables in $M)

Capital Raised	4Q'22	4Q'23	FY'22	FY'23
Capital	$ 721	$ 4,624	$ 15,319	$ 9,047
Growth	1,570	2,039	2,207	2,673
Impact	821	320	3,616	1,047
TPG AG				
TPG AG Credit	—	*694*	—	*694*
TPG AG Real Estate	—	*370*	—	*370*
Real Estate	105	737	7,295	994
Market Solutions	414	57	1,587	918
Total	**$ 3,631**	**$ 8,841**	**$ 30,024**	**$ 15,743**

Available Capital	4Q'22	4Q'23
Capital	$ 19,759	$ 17,056
Growth	4,211	5,021
Impact	7,697	4,761
TPG AG		
TPG AG Credit	—	*7,087*
TPG AG Real Estate	—	*7,344*
Real Estate	8,193	8,370
Market Solutions	3,098	1,683
Total	**$ 42,958**	**$ 51,322**

Capital Invested	4Q'22	4Q'23	FY'22	FY'23
Capital	$ 3,828	$ 4,464	$ 6,250	$ 9,988
Growth	989	1,267	3,123	2,198
Impact	366	1,946	3,667	3,909
TPG AG				
TPG AG Credit	—	*3,081*	—	*3,081*
TPG AG Real Estate	—	*322*	—	*322*
Real Estate	415	438	2,954	1,840
Market Solutions	149	67	559	879
Total	**$ 5,747**	**$ 11,585**	**$ 16,553**	**$ 22,217**

Realizations	4Q'22	4Q'23	FY'22	FY'23
Capital	$ 3,115	$ 700	$ 9,782	$ 6,271
Growth	291	234	2,223	750
Impact	81	56	548	301
TPG AG				
TPG AG Credit	—	*641*	—	*641*
TPG AG Real Estate	—	*293*	—	*293*
Real Estate	242	651	1,060	1,703
Market Solutions	43	137	404	275
Total	**$ 3,772**	**$ 2,712**	**$ 14,017**	**$ 10,234**

Includes amounts from TPG AG from November 1, 2023, the date of the Acquisition, through December 31, 2023.

TPG | 22

Supplemental Details

GAAP and Non-GAAP Performance Allocations

	Three Months Ended December 31, 2023									
($ in thousands)		GAAP Total(1)		Less: GAAP Unrealized		GAAP Realized		Less: Non-GAAP Adjustments(2)		Non-GAAP Realized
Capital	$	171,443	$	145,373	$	26,070	$	20,616	$	5,454
Growth		87,324		82,371		4,953		3,911		1,042
Impact		101,429		101,429		—		—		—
TPG AG										
TPG AG Credit		*139,365*		*56,128*		*83,237*		*77,685*		*5,552*
TPG AG Real Estate		*(12,038)*		*(13,912)*		*1,874*		*1,485*		*389*
Real Estate		(49,828)		(49,828)		—		—		—
Market Solutions		(7,421)		(40,218)		32,797		26,238		6,559
Total	**$**	**430,274**	**$**	**281,343**	**$**	**148,931**	**$**	**129,935**	**$**	**18,996**

	Year Ended December 31, 2023									
($ in thousands)		GAAP Total(1)		Less: GAAP Unrealized		GAAP Realized		Less: Non-GAAP Adjustments(2)		Non-GAAP Realized
Capital	$	390,428	$	(5,857)	$	396,285	$	341,771	$	54,514
Growth		112,326		68,438		43,888		41,750		2,138
Impact		229,611		225,839		3,772		2,973		799
TPG AG										
TPG AG Credit		*139,365*		*56,128*		*83,237*		*77,685*		*5,552*
TPG AG Real Estate		*(12,038)*		*(13,912)*		*1,874*		*1,485*		*389*
Real Estate		(74,683)		(95,061)		20,378		16,302		4,076
Market Solutions		23,239		(9,558)		32,797		26,238		6,559
Total	**$**	**808,248**	**$**	**226,017**	**$**	**582,231**	**$**	**508,204**	**$**	**74,027**

Includes amounts from TPG AG from November 1, 2023, the date of the Acquisition, through December 31, 2023.
1. Includes certain TPG Operating Group Excluded entities whose performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 24

GAAP and Non-GAAP Net Accrued Performance

($ in millions)	Capital	Growth	Impact	Real Estate	Market Solutions	Total
	As of September 30, 2023					
GAAP Total	$ 2,541	$ 1,337	$ 441	$ 175	$ 131	$ 4,625
Less: Excluded Assets[(1)]	55	255	—	60	—	370
Less: Non-GAAP Adjustments[(2)]	2,111	910	354	92	96	3,563
Non-GAAP Total	**$ 375**	**$ 172**	**$ 87**	**$ 23**	**$ 35**	**$ 692**

($ in millions)	Capital	Growth	Impact	TPG Angelo Gordon Credit	TPG Angelo Gordon Real Estate	Real Estate	Market Solutions	Total
	As of December 31, 2023							
GAAP Total	$ 2,683	$ 1,420	$ 542	$ 294	$ 510	$ 125	$ 91	$ 5,665
Less: Excluded Assets[(1)]	59	268	—	—	—	67	—	394
Less: Non-GAAP Adjustments[(2)]	2,220	967	435	235	413	46	64	4,380
Non-GAAP Total	**$ 404**	**$ 185**	**$ 107**	**$ 59**	**$ 97**	**$ 12**	**$ 27**	**$ 891**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 25

After-Tax DE and Dividends Per Class A Common Stock

- After-tax DE attributable to TPG Inc. of $0.51 per share for 4Q'23, and $1.57 per share for FY'23
- Declared dividend of $0.44 per share for 4Q'23 on February 13, 2024, with a record date of February 23, 2024 and payable date of March 8, 2024; dividends declared total $1.34 per share for FY'23

($ in thousands, except share and per share amounts)	3Q'23	4Q'23
Share Reconciliation		
Class A common stock from IPO	79,070,565	79,070,565
Vested restricted stock units[1]	525,936	2,950,733
Exchange of Common Units to Class A common stock	1,000,000	1,000,000
Class A common stock outstanding	**80,596,501**	**83,021,298**

($ in thousands, except share and per share amounts)		3Q'23		4Q'23
After-Tax Distributable Earnings attributable to TPG Inc. Class A common stockholders				
Pre-Tax Distributable Earnings	$	206,586	$	215,473
Less: subsidiary-level income taxes[2]		(3,052)		(816)
Distributable Earnings before corporate income taxes		203,534		214,657
Percent to TPG Inc.[3]		26%		24%
TPG Inc. Distributable Earnings before corporate income taxes		53,045		51,668
Less: corporate income taxes attributable to TPG Inc.[2]		(7,955)		(9,011)
TPG Inc. After-tax Distributable Earnings		45,090		42,657
Class A common stock outstanding		80,596,501		83,021,298
TPG Inc. After-tax Distributable Earnings per Class A common stock		**0.56**		**0.51**
Target dividend policy		85%		85%
Dividend per Class A common stock	**$**	**0.48**	**$**	**0.44**
Note: TPG Inc. effective DE corporate income tax rate		*15.0%*		*17.4%*

1. For the purposes of calculating our per share metrics, periods shown include events that occurred after period end but prior to the relevant record date, such as Common Unit exchanges and restricted stock units that vested and settled, as they will be entitled to a dividend on the payable date.
2. Total income taxes consist of subsidiary-level income taxes at the TPG Operating Group level and corporate income taxes borne by TPG Inc.

($ in thousands)		3Q'23		4Q'23
Subsidiary-level income taxes	$	3,052	$	816
Corporate income taxes		7,955		9,011
Total income taxes	$	11,007	$	9,826

3. As of December 31, 2023, TPG Inc. had a 22% ownership of TPG Operating Group; 24% reflects a weighted average of the quarter with certain transaction agreement adjustments related to the Acquisition.

TPG | 26

TPG | 27 Fee-Related Earnings Per Class A Common Stock ▪ FRE attributable to TPG Inc. of $0.65 per share for 4Q’23 and $1.88 per share for FY’23 ($ in thousands, except share and per share amounts) 3Q’23 4Q’23 Fee-Related Earnings attributable to TPG Inc. Class A common stockholders Total Fee-Related Earnings(1) $ 156,067 $ 225,551 Percent to TPG Inc.(2) 26% 24% TPG Inc. Fee-Related Earnings 40,674 54,290 Class A common stock outstanding(3) 80,596,501 83,021,298 TPG Inc. Fee-Related Earnings per Class A common stock $ 0.50 $ 0.65 1. Fee-Related Earnings does not include income tax expense. 2. As of December 31, 2023, TPG Inc. had a 22% ownership of TPG Operating Group; 24% reflects certain transaction agreement adjustments related to the Acquisition. 3. For the purposes of calculating our per share metrics, periods shown include events that occurred after period end but prior to the relevant record date, such as Common Unit exchanges and restricted stock units that vested and settled, as they will be entitled to a dividend on the payable date.

TPG | 28 Distributable Earnings Participating Shares Outstanding (shares) 3Q’23 4Q’23 TPG Inc. Diluted Shares Outstanding Class A common stock outstanding 80,587,371 80,596,501 Common Units exchangeable into Class A common stock(1) 228,652,641 281,657,626 Diluted Class A common stock outstanding 309,240,012 362,254,127 Restricted Stock Units ("RSUs") Special Purpose Awards: IPO Service Awards(2) 9,422,548 9,331,365 Acquisition Service Awards — 6,988,332 Executive Service Awards — 2,594,755 Ordinary Awards: Service Awards 4,400,817 4,478,010 Total Distributable Earnings participating shares outstanding(3) 323,063,377 385,646,589 For the purposes of calculating our Distributable Earnings participating shares outstanding, periods shown exclude events that occurred after period end, such as Common Unit exchanges and restricted stock units that vested and settled. 1. Includes 53 million vested and unvested Common Units issued to TPG Angelo Gordon partners in connection with the Acquisition. 2. Includes 70,691 RSUs that have vested but have not yet been settled. 3. Excludes Executive Market Condition and Ordinary Performance Condition Awards, which are not considered participating as they either accrue dividends to be paid only upon vesting or do not participate in dividends.

Equity-Based Compensation Summary

- Equity-based compensation related to TPG Inc. Ordinary Service Awards totaled $12 million in 4Q'23; the total unrecognized compensation expense related to these Awards amounted to $103 million at the end of 4Q'23, and is expected to be recognized over the next 2.5 years[1]

($ in millions, except for share and per share amounts, as of December 31, 2023)

Category	Units Outstanding	Compensation Expense QTD	Compensation Expense YTD	Unrecognized Compensation Expense	Remaining Recognition Period[1]
Other Awards:					
Legacy Equity, IPO-Related and Acquisition Awards[2]	N/A	$ 156.2	$ 521.3	$ 2,090.2	2.0 - 5.0 years
Restricted Stock Units:					
IPO Service Awards[3]	9,331,365	15.9	61.0	158.6	2.7 years
Acquisition Service Awards	6,988,332	12.8	12.8	189.0	5.0 years
Executive Service Awards	2,594,755	1.9	1.9	88.9	4.0 years
Ordinary Service Awards	4,478,010	12.0	44.3	103.4	2.5 years
Total	**23,392,462**	**198.8**	**641.3**	**2,630.1**	
Less: Non-employee portion of Awards[4]	(193,895)	(0.8)	(3.7)		
Add: Market / Performance Condition Awards[5]	5,129,419	5.1	9.8		
Add: Other[6]		2.7	7.5		
Total Statement of Operations Equity-based compensation		**$ 205.8**	**$ 654.9**		

1. Represents the weighted average remaining recognition period across outstanding Restricted Stock Unit grants.
2. Represents units granted in TPG Partner Holdings, RemainCo Partner Holdings, and other awards granted in conjunction with the IPO. Also includes unvested common units in TPG Operating Group granted in conjunction with the Acquisition.
3. Includes 70,691 Restricted Stock Units that have vested, but have not yet been settled.
4. Considered a General, Administrative and Other expense for GAAP purposes.
5. Market and Performance Condition Awards are not considered participating; these Awards either do not participate in dividends or accrue dividends only to be paid upon vesting.
6. Represents units granted in TPG RE Finance Trust, Inc. and AG Mortgage Investment Trust, Inc.

TPG | 29

Fund Performance Metrics

($ in millions, as of 12/31/23) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Capital										
Capital Funds										
Air Partners	1993	$ 64	$ 64	$ 697	$ —	$ 697	81%	10.9x	73%	8.9x
TPG I	1994	721	696	3,095	—	3,095	47%	4.4x	36%	3.5x
TPG II	1997	2,500	2,554	5,010	—	5,010	13%	2.0x	10%	1.7x
TPG III	1999	4,497	3,718	12,360	—	12,360	34%	3.3x	26%	2.6x
TPG IV	2003	5,800	6,157	13,733	—	13,733	20%	2.2x	15%	1.9x
TPG V	2006	15,372	15,564	22,071	1	22,072	6%	1.4x	5%	1.4x
TPG VI	2008	18,873	19,220	33,344	196	33,540	14%	1.7x	10%	1.5x
TPG VII	2015	10,495	10,205	19,422	4,506	23,928	26%	2.3x	20%	1.9x
TPG VIII	2019	11,505	10,737	3,264	15,438	18,702	37%	1.7x	25%	1.5x
TPG IX	2022	12,014	4,662	—	5,225	5,225	225%	1.2x	39%	1.0x
Capital Funds		*81,841*	*73,577*	*112,996*	*25,366*	*138,362*	*23%*	*1.9x*	*15%*	*1.6x*
Asia Funds										
Asia I	1994	96	78	71	—	71	(3%)	0.9x	(10%)	0.7x
Asia II	1998	392	764	1,669	—	1,669	17%	2.2x	14%	1.9x
Asia III	2000	724	623	3,316	—	3,316	46%	5.3x	31%	3.8x
Asia IV	2005	1,561	1,603	4,089	—	4,089	23%	2.6x	17%	2.1x
Asia V	2007	3,841	3,257	5,405	166	5,571	10%	1.7x	6%	1.4x
Asia VI	2012	3,270	3,285	3,380	3,505	6,885	15%	2.1x	11%	1.7x
Asia VII	2017	4,630	4,522	2,341	5,652	7,993	21%	1.7x	14%	1.4x
Asia VIII	2022	4,319	2,022	—	2,375	2,375	686%	1.2x	129%	1.1x
Asia Funds		*18,833*	*16,154*	*20,271*	*11,698*	*31,969*	*20%*	*2.0x*	*14%*	*1.7x*
Healthcare Funds										
THP I	2019	2,704	2,405	840	2,978	3,818	33%	1.6x	19%	1.3x
THP II	2022	3,576	1,093	—	1,294	1,294	339%	1.3x	85%	1.1x
Healthcare Funds		*6,280*	*3,498*	*840*	*4,272*	*5,112*	*35%*	*1.5x*	*20%*	*1.3x*
Continuation Vehicles										
TPG AAF	2021	1,317	1,314	2,720	—	2,720	43%	2.1x	37%	1.9x
TPG AION	2021	207	207	—	182	182	(5%)	0.9x	(6%)	0.9x
Continuation Vehicles		*$ 1,524*	*$ 1,521*	*$ 2,720*	*$ 182*	*$ 2,902*	*37%*	*1.9x*	*31%*	*1.7x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 30

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/23) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Growth										
Growth Funds										
STAR	2007	$ 1,264	$ 1,259	$ 1,865	$ 42	$ 1,907	13%	1.5x	6%	1.3x
Growth II	2011	2,041	2,185	4,734	598	5,332	22%	2.5x	16%	2.0x
Growth III	2015	3,128	3,370	4,675	2,306	6,981	26%	2.0x	18%	1.7x
Growth IV	2017	3,739	3,612	1,946	4,890	6,836	22%	1.8x	15%	1.5x
Gator	2019	726	686	661	608	1,269	31%	1.8x	25%	1.6x
Growth V	2020	3,558	3,225	403	4,375	4,778	29%	1.5x	18%	1.3x
Growth VI	2023	1,112	144	—	144	144	NM	NM	NM	NM
Growth Funds		*15,568*	*14,481*	*14,284*	*12,963*	*27,247*	*20%*	*1.9x*	*14%*	*1.6x*
Tech Adjacencies Funds										
TTAD I	2018	1,574	1,497	941	1,709	2,650	25%	1.7x	20%	1.5x
TTAD II	2021	3,198	1,763	63	1,896	1,959	9%	1.1x	4%	1.0x
Tech Adjacencies Funds		*4,772*	*3,260*	*1,004*	*3,605*	*4,609*	*22%*	*1.4x*	*16%*	*1.3x*
TDM	2017	1,326	571	—	1,142	1,142	20%	2.0x	16%	1.7x
LSI	2023	367	84	—	84	84	NM	NM	NM	NM
Platform: Impact										
The Rise Funds										
Rise I	2017	2,106	1,996	1,318	2,511	3,829	21%	1.9x	13%	1.5x
Rise II	2020	2,176	1,973	128	2,817	2,945	25%	1.5x	16%	1.3x
Rise III	2022	2,700	1,103	5	1,261	1,266	98%	1.2x	(2%)	1.0x
The Rise Funds		*6,982*	*5,072*	*1,451*	*6,589*	*8,040*	*22%*	*1.6x*	*14%*	*1.3x*
TSI	2018	333	133	368	—	368	35%	2.8x	25%	2.1x
Evercare	2019	621	432	29	326	355	(5%)	0.8x	(10%)	0.7x
Rise Climate	2021	7,268	4,579	208	5,839	6,047	54%	1.4x	27%	1.2x
TPG NEXT	2023	$ 510	$ 3	$ —	$ 3	$ 3	NM	NM	NM	NM

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 31

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/23) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Real Estate										
TPG Real Estate Partners										
DASA RE	2012	$ 1,078	$ 576	$ 1,069	$ —	$ 1,069	21%	1.9x	15%	1.6x
TREP II	2014	2,065	2,213	3,520	60	3,580	28%	1.7x	18%	1.5x
TREP III	2018	3,722	4,151	2,630	2,606	5,236	14%	1.3x	9%	1.2x
TREP IV	2022	6,820	1,708	208	1,481	1,689	(14%)	0.9x	(63%)	0.5x
TPG Real Estate Partners		*13,685*	*8,648*	*7,427*	*4,147*	*11,574*	*21%*	*1.5x*	*13%*	*1.3x*
TAC+	2021	1,797	916	98	815	913	(1%)	1.0x	(4%)	0.9x
TRECO		378	—	—	—	—	NM	NM	NM	NM
Platform: Market Solutions										
NewQuest Funds										
NewQuest I[11]	2011	390	291	767	—	767	48%	3.2x	37%	2.3x
NewQuest II[11]	2013	310	342	646	115	761	25%	2.3x	19%	1.8x
NewQuest III[11]	2016	541	543	412	450	862	13%	1.6x	8%	1.3x
NewQuest IV[11]	2020	1,000	879	132	1,108	1,240	23%	1.4x	13%	1.2x
NewQuest V[11]	2022	502	272	7	344	351	NM	NM	NM	NM
NewQuest Funds		*2,743*	*2,327*	*1,964*	*2,017*	*3,981*	*35%*	*1.8x*	*23%*	*1.5x*
TGS[11]	2022	749	272	—	295	295	NM	NM	NM	NM
Platform: TPG Angelo Gordon										
Credit Solutions										
Credit Solutions										
Credit Solutions I	2019	1,805	1,801	1,475	1,156	2,631	17%	1.5x	13%	1.4x
Credit Solutions I Dislocation A	2020	909	602	795	—	795	34%	1.3x	27%	1.3x
Credit Solutions I Dislocation B	2020	308	176	211	—	211	28%	1.2x	21%	1.2x
Credit Solutions II	2021	3,134	2,559	245	2,655	2,900	16%	1.1x	11%	1.1x
Credit Solutions II Dislocation A	2022	1,310	868	5	1,001	1,006	34%	1.2x	25%	1.1x
Credit Solutions		*7,466*	*6,006*	*2,731*	*4,812*	*7,543*	*19%*	*1.3x*	*14%*	*1.2x*
Essential Housing										
Essential Housing I	2020	642	456	470	102	572	15%	1.3x	12%	1.2x
Essential Housing II	2021	2,534	1,071	59	1,112	1,171	14%	1.1x	10%	1.1x
Essential Housing		*$ 3,176*	*$ 1,527*	*$ 529*	*$ 1,214*	*$ 1,743*	*14%*	*1.2x*	*11%*	*1.1x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 32

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/23) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Structured Credit & Specialty Finance										
ABC Fund	2021	$ 1,005	$ 653	$ 29	$ 709	$ 738	17%	1.1x	13%	1.1x
Structured Credit & Specialty Finance		*1,005*	*653*	*29*	*709*	*738*	*17%*	*1.1x*	*13%*	*1.1x*
Middle Market Direct Lending[12]										
MMDL I	2015	594	572	846	—	846	14%	1.6x	10%	1.4x
MMDL II	2016	1,580	1,563	1,684	608	2,292	14%	1.6x	11%	1.5x
MMDL III	2018	2,751	2,548	1,929	1,648	3,577	14%	1.5x	10%	1.4x
MMDL IV	2020	2,671	2,522	457	2,713	3,170	16%	1.3x	12%	1.3x
MMDL IV Annex	2021	797	672	69	700	769	15%	1.2x	11%	1.2x
MMDL V	2022	1,972	603	6	668	674	18%	1.2x	14%	1.2x
Middle Market Direct Lending		*10,365*	*8,480*	*4,991*	*6,337*	*11,328*	*15%*	*1.5x*	*11%*	*1.4x*
U.S. Real Estate										
Realty										
Realty I	1994	30	30	65	—	65	27%	2.2x	20%	1.9x
Realty II	1995	33	33	81	—	81	31%	2.4x	22%	2.2x
Realty III	1997	61	94	120	—	120	5%	1.3x	3%	1.3x
Realty IV	1999	255	332	492	—	492	11%	1.5x	8%	1.5x
Realty V	2001	333	344	582	—	582	32%	1.7x	26%	1.6x
Realty VI	2005	514	558	657	—	657	5%	1.2x	3%	1.1x
Realty VII	2007	1,257	1,675	2,543	1	2,544	17%	1.7x	12%	1.5x
Realty VIII	2011	1,265	2,129	2,758	213	2,971	16%	1.7x	11%	1.5x
Realty IX	2015	1,329	1,972	2,171	314	2,485	9%	1.4x	5%	1.3x
Realty Value X	2018	2,775	4,312	3,492	2,101	5,593	20%	1.4x	13%	1.3x
Realty Value XI	2022	2,558	1,284	389	998	1,387	20%	1.1x	(3%)	1.0x
Realty		*10,410*	*12,763*	*13,350*	*3,627*	*16,977*	*15%*	*1.5x*	*10%*	*1.3x*
Core Plus Realty										
Core Plus Realty I	2003	534	532	876	—	876	20%	1.6x	18%	1.5x
Core Plus Realty II	2006	794	1,112	1,456	—	1,456	11%	1.4x	8%	1.3x
Core Plus Realty III	2011	1,014	1,420	2,231	—	2,231	23%	1.8x	19%	1.6x
Core Plus Realty IV	2015	1,308	1,994	1,988	359	2,347	6%	1.3x	3%	1.2x
Core Plus Realty		*$ 3,650*	*$ 5,058*	*$ 6,551*	*$ 359*	*$ 6,910*	*15%*	*1.5x*	*11%*	*1.4x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 33

Fund Performance Metrics (Cont'd)

($ in millions, as of 12/31/23) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Asia Real Estate										
Asia Realty										
Asia Realty I	2006	$ 526	$ 506	$ 645	$ —	$ 645	6%	1.3x	3%	1.2x
Asia Realty II	2010	616	602	1,071	—	1,071	24%	1.8x	17%	1.6x
Asia Realty III	2015	847	844	969	244	1,213	14%	1.5x	9%	1.3x
Asia Realty IV	2018	1,315	1,245	747	1,117	1,864	20%	1.5x	13%	1.4x
Asia Realty V	2022	1,854	326	17	346	363	NM	NM	NM	NM
Asia Realty		*5,158*	*3,523*	*3,449*	*1,707*	*5,156*	*13%*	*1.5x*	*9%*	*1.3x*
Japan Value										
Japan Value[13]	2023	398	15	—	17	17	NM	NM	NM	NM
Japan Value		*398*	*15*	*—*	*17*	*17*	*NM*	*NM*	*NM*	*NM*
Europe Real Estate										
Europe Realty I	2014	570	1,184	1,709	15	1,724	24%	2.0x	17%	1.7x
Europe Realty II	2017	843	1,657	1,489	787	2,276	12%	1.5x	9%	1.4x
Europe Realty III[14]	2019	1,515	1,784	582	1,236	1,818	14%	1.3x	9%	1.2x
Europe Realty IV[14]	2023	1,163	36	—	36	36	NM	NM	NM	NM
Europe Realty		*4,091*	*4,661*	*3,780*	*2,074*	*5,854*	*17%*	*1.6x*	*12%*	*1.4x*
Net Lease										
Net Lease Realty I	2006	159	209	457	—	457	18%	2.4x	14%	2.2x
Net Lease Realty II	2010	559	1,060	1,854	—	1,854	16%	2.4x	11%	2.0x
Net Lease Realty III	2013	1,026	2,352	2,202	1,002	3,204	12%	1.8x	8%	1.5x
Net Lease Realty IV	2019	997	1,736	1,132	795	1,927	10%	1.2x	6%	1.1x
Net Lease Realty V		99	—	—	—	—	NM	NM	NM	NM
Net Lease		*$ 2,840*	*$ 5,357*	*$ 5,645*	*$ 1,797*	*$ 7,442*	*15%*	*1.8x*	*10%*	*1.5x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 34

TPG | 35 Significant Perpetual Funds These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performances metrics exclude the firm’s CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages. ($ in millions, as of 12/31/23) Vintage AUM Total Fund Year(1) Return(10) Platform: Market Solutions TPEP Long/Short(15) 2013 $ 2,099 126% TPEP Long Only(15) 2013 1,915 39% Platform: TPG Angelo Gordon Credit Solutions Corporate Credit Opportunities(16) 1988 333 10% Structured Credit & Specialty Finance MVP Fund(17) 2009 5,883 12% Middle Market Direct Lending TCAP(18) 2022 1,478 9% MMDL Evergreen 2022 698 NM Multi-Strategy Super Fund(17) 1993 $ 902 9%

TPG | 36 Fund Performance Metrics Notes “NM” signifies that the relevant data would not be meaningful. Performance metrics are generally deemed “NM” when, among other reasons, there has been limited time since initial investment. Performance metrics generally exclude amounts attributable to the fund’s general partner, its affiliated entities and “friends-of-the-firm” entities that generally pay no or reduced management fees and performance allocations. These metrics also represent an average of returns for all included investors and do not necessarily reflect the actual return of any particular investor. Amounts shown are in U.S. dollars. Unless otherwise noted, when an investment is made in another currency, (i) Capital Invested is calculated using the exchange rate at the time of the investment, (ii) Unrealized Value is calculated using the exchange rate at the period end and (iii) Realized Value reflects actual U.S. dollar proceeds to the fund. 1) Vintage Year represents the year in which the fund consummated its first investment (or, if earlier, received its first capital contributions from investors). For platforms other than TPG Angelo Gordon, for consistency with prior reporting, however, the Vintage Year classification of any fund that held its initial closing before 2018 represents the year of such fund’s initial closing. 2) Capital Committed represents the amount of inception to date commitments a particular fund has received. Certain of our newer vintage funds are actively fundraising and capital committed is subject to change. 3) Capital Invested represents cash outlays by the fund for its investments, whether funded through investor capital contributions or borrowing under the fund’s credit facility. For TPG AG Credit funds, Capital Invested represents inception-to-date investor contributed capital net of returned contributions, excluding borrowings under the fund’s credit facility. 4) Realized Value represents total cash received or earned by the fund in respect of such investment or investments through the period end, including all interest, dividends and other proceeds. For TPG AG Credit funds, Realized Value represents inception-to-date capital distributed by the fund, including any performance distributions net of recalled distributions, if any. 5) Unrealized Value, with respect to an investment in a publicly traded security, is based on the closing market price of the security as of the period end on the principal exchange on which the security trades, as adjusted by the general partner for any restrictions on disposition. Unrealized Value, with respect to an investment that is not a publicly traded security, represents the general partner’s estimate of the unrealized fair value of the fund’s investment. Unrealized Value, with respect to TPG AG Credit funds, represents the ending NAV for such fund, which is the period end ending capital balances of the investors and general partner. Valuations entail a degree of subjectivity, and therefore actual value may differ from such estimated value and these differences may be material and adverse. Except as otherwise noted, valuations are as of the period end. 6) Total Value is the sum of Realized Value and Unrealized Value of investments. 7) Gross IRR and Gross MoM represent investment level performance by the fund and incorporates the impact of fund level credit facilities, to the extent utilized by the fund. Gross IRR and Gross MoM are calculated by adjusting Net IRR and Net MoM to generally approximate investor performance metrics excluding management fees, fund expenses (other than interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments) and performance allocations. Gross IRR is the discount rate at which (i) the present value of all Capital Invested in an investment or investments is equal to (ii) the present value of all realized and unrealized returns from such investment or investments. Gross IRR and Gross MoM for TPG AG Credit funds are calculated at the fund level and do not consider the impact of credit facilities and exclude fund expenses. 8) Net IRR represents the compound annualized return rate (i.e., the implied discount rate) of a fund, which is calculated using investor cash flows in the fund, including cash received from capital called from investors, cash distributed to investors and the investors’ ending capital balances as of the period end. Net IRR is the discount rate at which (i) the present value of all capital contributed by investors to the fund (which excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital) is equal to (ii) the present value of all cash distributed to investors and the investors’ ending capital balances. 9) Net MoM represents the multiple-of-money on contributions to the fund by investors. Net MoM is calculated as the sum of cash distributed to investors and the investors’ ending capital balances as of the period end, divided by the amount of capital contributed to the fund by investors (which amount excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital). 10) Total Return represents net performance data for investors (excluding certain classes/series with special fee arrangements), net of all expenses including actual quarterly management fees payable by the fund and the accrual of carried interest to the general partner. 11) Unless otherwise specified, the fund performance information presented above for certain funds is, due to the nature of their strategy, as of September 30, 2023.

TPG | 37 Fund Performance Metrics Notes (Cont’d) 12) Each Middle Market Direct Lending fund is comprised of four vehicles: onshore levered, onshore unlevered, offshore levered and offshore unlevered. Capital Committed, Capital Invested, Realized Value, Unrealized Value and Total Value for each fund are presented on a consolidated basis across the four vehicles. Performance metrics are presented only for the onshore levered vehicle of each fund. The Net IRRs and Net MoMs for TPG AG Middle Market Direct Lending funds on a consolidated basis were: (i) for the onshore unlevered vehicles, 7% and 1.3x, (ii) for the offshore levered vehicles, 10% and 1.3x and (iii) for the offshore unlevered vehicles, 7% and 1.1x. 13) Japanese-Yen denominated fund. Commitments, Capital Invested and Realized Value are calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. 14) Includes Euro denominated fund entity with Commitments, Capital Invested and Realized Value calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. Performance metrics only reflects capital committed in U.S. dollars, which represents the majority of capital committed to each fund. Net IRR and Net MoM were: (i) for the euro-denominated vehicle of Europe Realty III, 7% and 1.2x and (ii) for the euro-denominated vehicle of Europe Realty IV, NM and NM. 15) These performance estimates represent the composite performance of TPG Public Equity Partners, LP and TPG Public Equity Partners Master Fund, L.P., adjusted as described below. The performance estimates are based on an investment in TPG Public Equity Partners, LP made on September 1, 2013, the date of TPEP’s inception, with the performance estimates for the period from January 1, 2016 to present being based on an investment in TPG Public Equity Partners Master Fund, L.P. made through TPG Public Equity Partners-A, L.P., the “onshore feeder.” As of December 31, 2023, TPEP Long/Short had estimated inception-to-date gross returns of 172% and net returns of 126%. Gross performance figures (i) are presented after any investment-related expenses, net interest, other expenses and the reinvestment of dividends; (ii) include any gains or losses from “new issue” securities; and (iii) are adjusted for illustration purposes to reflect the reduction of a hypothetical 1.5% annual management fee. These performance estimates represent performance for TPEP Long Only and are based on an investment in TPEP Long Only made on May 1, 2019, the date of TPEP Long Only’s inception, through TPG Public Equity Partners Long Opportunities-A, L.P., the “onshore feeder.” As of December 31, 2023, TPEP Long Only had estimated inception-to-date gross returns of 39% and net returns of 39%. Gross performance figures are presented after any investment-related expenses, a 1% annual management fee, net interest, other expenses and the reinvestment of dividends, and include any gains or losses from “new issue” securities. 16) Total Return includes onshore investors participating directly through the master fund and investors through the offshore vehicle. Total Return for the offshore vehicle was 4%. 17) Total Returns for onshore funds only. Total Returns for the offshore vehicles were: (i) for the MVP Fund, 11% and (ii) for the Super Fund, 8%. 18) TCAP launched on January 1, 2023. Total Return includes AGTB Private BDC, which commenced operations on May 10, 2022 and merged with TCAP on January 1, 2023. Total Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Inception-to-date figures for Class I, Class D, and Class S shares use the initial offering price per share as the beginning NAV. Total Return presented is for Class I and is prior to the impact of any potential upfront placement fees. An investment in TCAP is subject to a maximum upfront placement fee of 1.5% for Class D and 3.5% for Class S, which would reduce the amount of capital available for investment, if applicable. There are no upfront placement fees for Class I shares. Total Return has been annualized for periods less than or greater than one year. On July 28, 2023, TCAP completed its merger with AGTB where TCAP paid cash consideration for each share of common stock of AGTB. TCAP will continue as the surviving company. At the completion of the merger, AGTB’s final Net IRR was 6.1%.

GAAP Statements of Operations Expanded (Unaudited)

($ in thousands)	4Q'22	1Q'23	2Q'23	3Q'23	4Q'23	FY'23
Revenues						
Fees and other	$ 350,179	$ 311,471	$ 327,103	$ 366,149	$ 529,903	$ 1,534,626
Capital allocation-based (loss) income	89,156	331,674	276,171	(205,794)	453,234	855,285
Total revenues	**439,335**	**643,145**	**603,274**	**160,355**	**983,137**	**2,389,911**
Expenses						
Compensation and benefits:						
Cash-based compensation and benefits	124,945	120,451	115,667	123,160	188,099	547,377
Equity-based compensation	153,514	157,293	155,166	136,650	205,813	654,922
Performance allocation compensation	41,949	221,341	172,077	(120,770)	319,028	591,676
Total compensation and benefits	320,408	499,085	442,910	139,040	712,940	1,793,975
General, administrative and other	93,447	104,873	104,544	101,596	171,561	482,574
Depreciation and amortization	8,361	8,222	8,304	7,701	23,446	47,673
Interest expense	6,506	7,418	8,518	7,792	14,800	38,528
Expenses of consolidated Public SPACs	769	519	453	81	—	1,053
Total expenses	**429,491**	**620,117**	**564,729**	**256,210**	**922,747**	**2,363,803**
Investment income (loss)						
Income (loss) from investments:						
Net gains (losses) from investment activities	(19,286)	14,816	846	(4,203)	(4,895)	6,564
Interest, dividends and other	5,775	7,971	9,983	10,994	13,674	42,622
Investment income of consolidated Public SPACs:						
Unrealized gains on derivative liabilities of Public SPACs	667	(750)	667	750	—	667
Interest, dividends and other	2,201	2,712	3,134	1,846	—	7,692
Total investment income (loss)	**(10,643)**	**24,749**	**14,630**	**9,387**	**8,779**	**57,545**
Income (loss) before income taxes	**(799)**	**47,777**	**53,175**	**(86,468)**	**69,169**	**83,653**
Income tax expense	8,949	12,103	13,164	8,244	26,757	60,268
Net (loss) income	**(9,748)**	**35,674**	**40,011**	**(94,712)**	**42,412**	**23,385**
Net income (loss) attributable to redeemable equity in Public SPACs	1,962	1,529	5,367	5,148	—	12,044
Net loss (income) attributable to non-controlling interests in TPG Operating Group	(40,145)	(25,492)	(25,306)	(49,556)	7,943	(92,411)
Net income (loss) attributable to other non-controlling interests	4,794	34,582	32,755	(64,971)	21,296	23,662
Net income attributable to TPG Inc. subsequent to Reorganization and IPO	**$ 23,641**	**$ 25,055**	**$ 27,195**	**$ 14,667**	**$ 13,173**	**$ 80,090**

Includes amounts from TPG AG from November 1, 2023, the date of the Acquisition, through December 31, 2023.

TPG | 38

Non-GAAP Financial Measures Expanded

($ in thousands)	4Q'22	1Q'23	2Q'23	3Q'23	4Q'23	FY'23
Fee-Related Revenues						
Management fees	$ 249,933	$ 247,998	$ 256,612	$ 278,503	$ 395,608	$ 1,178,721
Fee-related performance revenues	—	—	—	—	1,642	1,642
Transaction, monitoring and other fees, net	46,245	4,672	16,864	30,892	55,285	107,713
Other income	11,131	12,783	12,256	11,947	12,192	49,178
Fee-Related Revenues	**307,308**	**265,453**	**285,733**	**321,342**	**464,727**	**1,337,254**
Fee-Related Expenses						
Cash-based compensation and benefits, net	102,476	100,155	95,888	99,605	156,622	452,270
Fee-related performance compensation	—	—	—	—	1,401	1,401
Operating expenses, net	65,981	66,014	64,415	65,670	81,153	277,252
Fee-Related Expenses	**168,457**	**166,169**	**160,303**	**165,275**	**239,176**	**730,923**
Fee-Related Earnings	**138,853**	**99,284**	**125,430**	**156,067**	**225,551**	**606,331**
Realized performance allocations, net	95,039	5,025	6,630	43,376	18,996	74,027
Realized investment income and other, net	19,638	(5,175)	(22,762)	5,672	(24,976)	(47,241)
Depreciation expense	(1,270)	(1,131)	(1,213)	(1,235)	(3,010)	(6,589)
Interest expense, net	(1,033)	(1,033)	816	2,706	(1,088)	1,401
Distributable Earnings	**251,227**	**96,970**	**108,901**	**206,586**	**215,473**	**627,929**
Income taxes	(24,681)	(9,128)	(12,662)	(11,007)	(9,826)	(42,623)
After-Tax Distributable Earnings	**$ 226,546**	**$ 87,842**	**$ 96,240**	**$ 195,579**	**$ 205,647**	**$ 585,306**

Includes amounts from TPG AG from November 1, 2023, the date of the Acquisition, through December 31, 2023.
See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.

TPG | 39

Reconciliations and Disclosures

GAAP to Non-GAAP Financial Measures Reconciliation

($ in thousands)	4Q'22	1Q'23	2Q'23	3Q'23	4Q'23	FY'23
GAAP Revenue	**$ 439,335**	**$ 643,145**	**$ 603,274**	**$ 160,355**	**$ 983,137**	**$ 2,389,911**
Capital-allocation based income	(89,156)	(331,674)	(276,171)	205,794	(453,234)	(855,285)
Expense reimbursements	(43,172)	(44,249)	(40,105)	(44,050)	(57,150)	(185,554)
Investment (income) loss and other	301	(1,769)	(1,265)	(757)	(8,026)	(11,818)
Fee-Related Revenues	**$ 307,308**	**$ 265,453**	**$ 285,733**	**$ 321,342**	**$ 464,727**	**$ 1,337,254**
GAAP Expenses	**$ 429,491**	**$ 620,117**	**$ 564,729**	**$ 256,210**	**$ 922,747**	**$ 2,363,803**
Depreciation and amortization expense	(8,361)	(8,222)	(8,304)	(7,701)	(23,446)	(47,673)
Interest expense	(6,506)	(7,418)	(8,518)	(7,792)	(14,800)	(38,528)
Expenses related to consolidated TPG Funds and Public SPACs	(769)	(519)	(453)	(81)	—	(1,053)
Expense reimbursements	(43,172)	(44,249)	(40,105)	(44,050)	(57,150)	(185,554)
Performance allocation compensation	(41,949)	(221,341)	(172,077)	120,770	(319,028)	(591,676)
Equity-based compensation	(153,514)	(157,293)	(155,166)	(136,650)	(205,813)	(654,922)
Acquisition success fees	—	—	—	—	(20,000)	(20,000)
Non-core expenses and other	(6,763)	(14,906)	(19,803)	(15,431)	(43,334)	(93,474)
Fee-Related Expenses	**$ 168,457**	**$ 166,169**	**$ 160,303**	**$ 165,275**	**$ 239,176**	**$ 730,923**

($ in thousands)	4Q'22	1Q'23	2Q'23	3Q'23	4Q'23	FY'23
Net (loss) income	**$ (9,748)**	**$ 35,674**	**$ 40,011**	**$ (94,712)**	**$ 42,412**	**$ 23,385**
Net (income) loss attributable to redeemable interests in Public SPACs	(1,962)	(1,529)	(5,367)	(5,148)	—	(12,044)
Net loss (income) attributable to other non-controlling interests	(4,794)	(34,582)	(32,755)	64,971	(21,296)	(23,662)
Amortization expense	4,849	3,538	3,538	2,913	16,979	26,968
Equity-based compensation	154,115	155,706	154,564	137,896	204,648	652,814
Unrealized performance allocations, net	82,719	(66,475)	(50,927)	68,244	(63,092)	(112,250)
Unrealized investment loss (income)	22,301	(9,350)	(12,655)	27,120	(16,951)	(11,836)
Unrealized (gain) on derivatives	(59)	66	(59)	(66)	—	(59)
Income tax	(15,762)	2,988	797	(3,068)	17,311	18,028
Acquisition success fees	—	—	—	—	20,000	20,000
Non-recurring and other	(5,113)	1,805	(907)	(2,571)	5,636	3,962
After-tax Distributable Earnings	**226,546**	**87,842**	**96,240**	**195,579**	**205,647**	**585,306**
Income taxes	24,681	9,128	12,662	11,007	9,826	42,623
Distributable Earnings	**251,227**	**96,970**	**108,901**	**206,586**	**215,473**	**627,929**
Realized performance allocations, net	(95,039)	(5,025)	(6,630)	(43,376)	(18,996)	(74,027)
Realized investment income and other, net	(19,638)	5,175	22,762	(5,672)	24,976	47,241
Depreciation expense	1,270	1,131	1,213	1,235	3,010	6,589
Interest expense, net	1,033	1,033	(816)	(2,706)	1,088	(1,401)
Fee-Related Earnings	**$ 138,853**	**$ 99,284**	**$ 125,430**	**$ 156,067**	**$ 225,551**	**$ 606,331**

TPG | 41

TPG | 42 GAAP to Non-GAAP Balance Sheet Reconciliation ($ in thousands) 4Q’22 4Q’23 Total GAAP Assets $ 7,941,738 $ 9,369,672 Impact of consolidated Public SPACs Cash and cash equivalents (5,097) — Assets held in Trust Account (653,635) — Due from affiliates (45) — Other assets (412) — Subtotal for consolidated Public SPACs (659,189) — Impact of other consolidated entities Cash and cash equivalents (415,797) (559,708) Due from affiliates (211,097) (346,910) Investments (4,110,535) (4,954,855) Intangible assets and goodwill (91,900) (77,688) Other assets (42,605) (285,406) Subtotal for other consolidated entities (4,871,934) (6,224,567) Reclassification adjustments Restricted cash (13,166) (13,183) Due from affiliates 8,458 (72,067) Investments (1,219,333) (1,769,257) Net accrued performance 642,519 891,455 Investments in funds 576,814 877,802 Other assets 94,520 502,419 Subtotal for reclassification adjustments 89,812 417,169 Total Book Assets $ 2,500,427 $ 3,562,274 ($ in thousands) 4Q’22 4Q’23 Total GAAP Liabilities $ 4,202,232 $ 6,008,538 Impact of consolidated Public SPACs Accounts payable and accrued expenses (236) — Derivative liabilities of Public SPACs (667) — Deferred underwriting (22,750) — Subtotal for consolidated Public SPACs (23,653) — Impact of other consolidated entities Accounts payable and accrued expenses (90,685) (167,235) Due to affiliates (134,562) (137,479) Accrued performance allocation compensation (3,269,889) (4,096,052) Other liabilities (206,276) (377,727) Subtotal for other consolidated entities (3,701,412) (4,778,493) Reclassification adjustments Accounts payable and accrued expenses 40,698 291,586 Due to affiliates (5,301) (5,696) Other liabilities (19,815) (274,736) Subtotal for reclassification adjustments 15,582 11,154 Total Book Liabilities $ 492,749 $ 1,241,199

4Q'23 Pro Forma GAAP Statement of Operations

($ in thousands)	Historical		Three Months Ended December 31, 2023				
	TPG Inc.	Angelo Gordon	Transaction Accounting Adjustments	Notes	Transaction Accounting Compensation Adjustments	Notes	Pro Forma Combined
Revenues							
Fees and other	$ 529,903	$ 50,216	$ (1,000)	(1), (4)	$ —		$ 579,119
Capital allocation-based income (loss)	453,234	(17,497)	—		—		435,737
Total revenues	**983,137**	**32,719**	**(1,000)**		**—**		**1,014,856**
Expenses							
Compensation and benefits:							
Cash-based compensation and benefits	188,099	14,134	—		14,068	(9)	216,301
Equity-based compensation	205,813	6,953	—		17,948	(7)	230,714
Performance allocation compensation	319,028	14,601	—		(53,012)	(8), (9)	280,617
Total compensation and benefits	712,940	35,688	—		(20,996)		727,632
General, administrative and other	171,561	79,550	(44)	(1), (5)	(4,887)	(8)	246,180
Depreciation and amortization	23,446	840	6,972	(2)	—		31,258
Interest expense	14,800	495	2,379	(3)	—		17,674
Total expenses	**922,747**	**116,573**	**9,307**		**(25,883)**		**1,022,744**
Investment income							
Income from investments:							
Net gains from investment activities	(4,895)	(228)	—		—		(5,123)
Interest, dividends and other	13,674	2,088	—		—		15,762
Total investment income (loss)	**8,779**	**1,860**	**—**		**—**		**10,639**
Income (loss) before income taxes	**69,169**	**(81,994)**	**(10,307)**		**25,883**		**2,751**
Income tax expense	26,757	649	(5,564)	(6)	(401)	(6)	21,441
Net (loss) income	**$ 42,412**	**$ (82,643)**	**$ (4,743)**		**$ 26,284**		**$ (18,690)**

Pro forma figures have not been prepared in accordance with Article 11 of Regulation S-X, and are on an adjusted basis, assuming the Acquisition occurred on January 1, 2023.
Due to the Acquisition, comparability of prior periods may be limited.
See notes on the following pages for a description of each adjustment.

TPG | 43

FY’23 Pro Forma GAAP Statement of Operations

	Year Ended December 31, 2023						
	Historical						
($ in thousands)	TPG Inc.	Angelo Gordon	Transaction Accounting Adjustments	Notes	Transaction Accounting Compensation Adjustments	Notes	Pro Forma Combined
Revenues							
Fees and other	$ 1,534,626	$ 483,413	$ (464)	(1), (4)	$ —		$ 2,017,575
Capital allocation-based income (loss)	855,285	173,329	(1,046)	(1)	—		1,027,568
Total revenues	**2,389,911**	**656,742**	**(1,510)**		**—**		**3,045,143**
Expenses							
Compensation and benefits:							
Cash-based compensation and benefits	547,377	338,226	—		(92,720)	(9)	792,883
Equity-based compensation	654,922	13,438	—		267,507	(7)	935,867
Performance allocation compensation	591,676	83,337	—		52,880	(8)	727,893
Total compensation and benefits	1,793,975	435,001	—		227,667		2,456,643
General, administrative and other	482,574	245,116	839	(1), (5)	(4,887)	(8)	723,642
Depreciation and amortization	47,673	8,315	70,300	(2)	—		126,288
Interest expense	38,528	5,776	23,505	(3)	—		67,809
Expenses of consolidated Public SPACs and Investment Funds:							
Interest expense	—	50,450	(50,450)	(1)	—		—
General, administrative and other	—	956	(956)	(1)	—		—
Other	1,053	—	—		—		1,053
Total expenses	**2,363,803**	**745,614**	**43,238**		**222,780**		**3,375,435**
Investment income							
Income (loss) from investments:							
Net gains (losses) from investment activities	6,564	(3,736)	—		—		2,828
Interest, dividends and other	42,622	17,584	—		—		60,206
Investment income of consolidated Public SPACs and Investment Funds:							
Unrealized gains (losses) on derivative liabilities of Public SPACs	667	—	—		—		667
Net gains (losses) from consolidated fund investment activities	—	(12,148)	12,148	(1)	—		—
Interest, dividends and other	7,692	64,855	(64,855)	(1)	—		7,692
Total investment income (loss)	**57,545**	**66,555**	**(52,707)**		**—**		**71,393**
Income (loss) before income taxes	**83,653**	**(22,317)**	**(97,455)**		**(222,780)**		**(258,899)**
Income tax expense	60,268	4,412	(8,266)	(6)	(10,174)	(6)	46,240
Net (loss) income	**$ 23,385**	**$ (26,729)**	**$ (89,189)**		**$ (212,606)**		**$ (305,139)**

Pro forma figures have been prepared in accordance with Article 11 of Regulation S-X, and are on an adjusted basis, assuming the Acquisition occurred on January 1, 2023.
Due to the Acquisition, comparability of prior periods may be limited.
See notes on the following pages for a description of each adjustment.

TPG | 44

TPG | 45 3) Reflects an adjustment to interest expense of $2.4 million and $25.2 million for the three months ended December 31, 2023 and year ended December 31, 2023, respectively, related to the $470.0 million draw on TPG’s Senior Unsecured Revolving Credit Facility using an estimated effective interest rate of 6.54% per annum based on the terms of the facility. The effective interest rate is based on the one-month SOFR plus 110 basis points. The portion of historical unused commitment fee was reversed, partially offsetting the increase in interest expense. This adjustment also reflects the removal of interest expense of $1.7 million for the year ended December 31, 2023 as a result of the repayment and termination of an Angelo Gordon credit facility prior to closing. The Angelo Gordon Credit Facility was repaid and terminated on September 25, 2023. Transaction Accounting Adjustments 1) Reflects statement of operations activities that will not continue for the combined company, including: a) Removal of amounts related to Angelo Gordon’s CLOs that were deconsolidated in Angelo Gordon's unaudited consolidated financial statements as of June 30, 2023 in accordance with the terms of the Transaction Agreement. Such activities include: 1. Removal of interest expense of $50.5 million, general, administrative and other of $1.0 million and total net investment income of $52.7 million for the year ended December 31, 2023. 2. Recognition of $3.0 million in management fee income (before the management fee reduction adjustment in Note (4)) and $1.0 million of capital allocation-based loss for the year ended December 31, 2023. b) Removal of charges recorded within Angelo Gordon's general, administrative and other expenses, related to an insurance policy for a founder partner of Angelo Gordon that did not continue after the closing. The amount is $0.1 million for the three months ended December 31, 2023 and $1.3 million for the year ended December 31, 2023. 2) The following table presents the amortization expense of the acquired finite lived intangible assets following the consummation of the Acquisition: Notes to Pro Forma GAAP Statement of Operations ($ in thousands) Three Months Ended December 31, 2023 Year Ended December 31, 2023 Trade name - Angelo Gordon $ 703 $ 2,818 Technology 2,867 11,500 Acquired carried interest 7,633 30,615 Investment management agreements 8,666 34,761 Non-compete agreements 1,164 4,667 Less: Related intangible amortization recorded within historical TPG financials: (14,061) (14,061) Total expected amortization pro forma adjustment $ 6,972 $ 70,300

TPG | 46 Transaction Accounting Adjustments (Cont’d) 4) Represents the reduction of management fee income related to a certain fund where TPG did not acquire 100% of the on-going management fee stream. This arrangement results in a reduction of management fees of $1.0 million and $3.5 million for the three months ended December 31, 2023 and year ended December 31, 2023, respectively. 5) Represents the net increase of Angelo Gordon lease expense of $0.1 million and $2.1 million for the three months ended December 31, 2023, and the year ended December 31, 2023, respectively as a result of remeasuring Angelo Gordon’s right-of-use asset and lease liability balances in conjunction with the Acquisition. 6) TPG Operating Group has been and is expected to continue to be treated as partnerships for U.S. federal and state income tax purposes. Following the Acquisition, the income from the Acquired Interests allocable to TPG Inc. from its ownership interest in the TPG Operating Group, is subject to U.S. federal income taxes and local income taxes. As a result, the unaudited pro forma condensed combined financial information reflects adjustments to income tax expense to incorporate the income tax effects in connection with the additional allocable income from the Acquired Interests and the transaction accounting adjustments attributable to TPG Inc. at a blended statutory income tax rate of 23.0%. The blended statutory income tax rate was calculated on a pro forma basis, assuming the U.S. federal rate currently in effect of 21% and the statutory income tax rates applicable to each state and local jurisdiction where we estimate our income will be taxable. The applicable blended statutory tax rate used for the unaudited pro forma condensed combined financial information will likely vary from the actual effective tax rates in future periods subsequent to the Acquisition. The following table summarizes pro forma income tax expense associated with Transaction Accounting Adjustments: Notes to Pro Forma GAAP Statement of Operations (Cont’d) ($ in thousands) Three Months Ended December 31, 2023 Year Ended December 31, 2023 Additional allocable income from the Acquired Interests $ (81,959) $ (25,397) Transaction Accounting Adjustments attributable to TPG Inc. 57,768 (10,542) Additional net income attributable to TPG Inc. (24,191) (35,939) TPG Inc. effective tax rate 23.0% 23.0% Income tax effects of additional net income attributable to TPG Inc. from the Acquired Interests and Transaction Accounting Adjustments (5,564) (8,266) Total income tax expense pro forma adjustment associated with Transaction Accounting Adjustments $ (5,564) $ (8,266) The following table summarizes pro forma income tax expense associated with Transaction Accounting Compensation Adjustments: ($ in thousands) Three Months Ended December 31, 2023 Year Ended December 31, 2023 Transaction Accounting Compensation Adjustments attributable to TPG Inc. $ (1,744) $ (44,234) TPG Inc. effective tax rate 23.0% 23.0% Total income tax expense pro forma adjustment associated with Transaction Accounting Compensation Adjustments $ (401) $ (10,174)

TPG | 47 Notes to Pro Forma GAAP Statement of Operations (Cont’d) Transaction Accounting Compensation Adjustments TPG issued unvested Common Units and RSUs to Angelo Gordon partners that are considered compensatory under U.S. GAAP and are not included in the Purchase Price. Such offering of equity instruments is considered a separate transaction entered into between TPG and Angelo Gordon and is therefore presented separately from the Acquisition. 7) At Closing, TPG issued to certain partners approximately 43.8 million unvested Common Units. TPG also granted approximately 7.0 million RSUs to certain partners and professionals out of a pool of 8.4 million RSUs. The unvested Common Units and RSUs were determined to be compensatory for the combined company. The unvested Common Units and RSUs will generally vest over five years, subject to the recipient’s continued provision of services to TPG through the vesting date. A total grant date fair value of $1,110.4 million for the unvested Common Units will be recognized as post-combination compensation expense during the periods in which the Angelo Gordon partners provide services. The grant date fair value of the unvested Common Units is based on the same inputs as the vested Common Units. The issuance of such unvested Common Units results in the recognition of an additional $18.7 million and $186.9 million of compensation expense for the three months and the year ended December 31, 2023, respectively. A total grant date fair value of $201.8 million for the RSUs will be recognized as post-combination compensation expense during the periods in which the Angelo Gordon partners and employees provide services. The grant date fair value of the RSUs is based on the closing price for the shares of Class A common stock on the grant date. The RSU grants will result in the recognition $31.9 million of compensation expense for the year ended December 31, 2023. No impact for the three months ended December 31, 2023. Additionally, post-combination expense is recognized for the portion of the Earnout Payment that requires provision of on-going services from Angelo Gordon partners. As the Earnout Payment contains both a performance condition and a requisite service period, TPG recognizes compensation expense using the accelerated attribution method. The compensatory portion of the Earnout Payment results in the recognition of an additional $6.2 million and $62.1 million of compensation expense for the three months and the year ended December 31, 2023, respectively. Angelo Gordon historical equity-based compensation of $7.0 million and $13.4 million for the three months and the year ended December 31, 2023, respectively, is reversed. 8) Reflects the additional performance allocation income that is attributed to certain partners of Angelo Gordon as a result of an additional 30% increase in their share of performance allocations. Approximately $27.9 million for the three months ended December 31, 2023 is reflected as additional performance allocation compensation allocated to those Angelo Gordon partners and professionals. Approximately $52.9 million for year ended December 31, 2023 is reflected as a reduction to performance allocation compensation allocated to those Angelo Gordon partners and professionals. Within this amount, approximately $4.9 million represents cash amounts paid to certain legacy interest holders of Angelo Gordon, which were reflected within General, administrative and other expenses during the three months and year ended December 31, 2023. 9) Reflects the reduction of cash-based bonuses that were historically paid to certain Angelo Gordon partners and professionals and reflected within compensation and benefits, net. After the Acquisition, the share of performance allocations to certain Angelo Gordon partners and professionals increased to approximately 80%. Additionally, share-based compensation was granted to such partners in the form of unvested Common Units (as discussed in Note 7). The reduction of cash-based bonuses amounts of $11.1 million and $92.7 million for the three months and year ended December 31, 2023, respectively. Also reflects a $25.1 million true up during the three months ended December 31, 2023 for reclassification of certain cash bonus amounts paid and recorded as compensation and benefits, net from performance allocation compensation to reflect the intended combined company compensation structure.

4Q'23 Pro Forma Non-GAAP Financial Measures

	Three Months Ended December 31, 2023						
	Historical		Pro Forma Adjustments				
($ in thousands)	TPG Inc.	Angelo Gordon	Transaction Accounting Adjustments	Notes	Transaction Compensation Adjustments	Notes	Pro Forma Non-GAAP Combined
Management fees	$ 395,608	$ 39,397	$ (999)	(6)	$ —		$ 434,006
Fee-related performance revenues	1,642	636	1,173	(5)	—		3,451
Transaction, monitoring, and other fees, net	55,285	531	—		—		55,816
Other income	12,192	3	—		—		12,195
Fee Related Revenues	**464,727**	**40,566**	**174**		**—**		**505,468**
Cash-based compensation and benefits, net	156,622	35,067	—		(11,058)	(9)	180,631
Fee-related performance compensation	1,401	91	—		—		1,492
Operating expenses, net	81,153	10,677	(45)	(1), (2)	(4,887)	(8)	86,898
Fee Related Expenses	**239,176**	**45,836**	**(45)**		**(15,945)**		**269,021**
Total Fee-Related Earnings	**225,551**	**(5,270)**	**219**		**15,945**		**236,447**
Realized performance allocations, net	18,996	47,617	—		(16,704)	(8)	49,909
Realized investment income and other, net	(24,976)	(18,061)	—		—		(43,037)
Depreciation expense	(3,010)	(892)	—		—		(3,902)
Interest expense, net	(1,088)	1,709	(2,380)	(4)	—		(1,759)
Distributable Earnings	**215,473**	**25,103**	**(2,161)**		**(759)**		**237,658**
Income taxes	(9,826)	(459)	(1,174)	(7)	39	(7)	(11,420)
After-Tax Distributable Earnings	**$ 205,647**	**$ 24,644**	**$ (3,335)**		**$ (720)**		**$ 226,238**

Pro forma figures have not been prepared in accordance with Article 11 of Regulation S-X, and are on an adjusted basis, assuming the Acquisition occurred on January 1, 2023.
Due to the Acquisition, comparability of prior periods may be limited.
See notes on the following pages for a description of each adjustment and reconciliations of Non-GAAP to the most comparable GAAP measures.

TPG | 48

FY'23 Pro Forma Non-GAAP Financial Measures

($ in thousands)	Year Ended December 31, 2023 — Historical: TPG Inc.	Historical: Angelo Gordon	Pro Forma Adjustments: Transaction Accounting Adjustments	Notes	Pro Forma Adjustments: Transaction Compensation Adjustments	Notes	Pro Forma Non-GAAP Combined
Management fees	$ 1,178,721	$ 401,193	$ (3,451)	(6)	$ —		$ 1,576,463
Fee-related performance revenues	1,642	7,828	1,173	(5)	—		10,643
Transaction, monitoring, and other fees, net	107,713	2,798	—		—		110,511
Other income	49,178	(295)	—		—		48,883
Fee Related Revenues	**1,337,254**	**411,524**	**(2,278)**		**—**		**1,746,500**
Cash-based compensation and benefits, net	452,270	327,246	—		(92,720)	(9)	686,796
Fee-related performance compensation	1,401	3,914	—		—		5,315
Operating expenses, net	277,252	77,159	839	(1), (2)	(4,887)	(8)	350,363
Fee Related Expenses	**730,923**	**408,319**	**839**		**(97,607)**		**1,042,474**
Total Fee-Related Earnings	**606,331**	**3,206**	**(3,117)**		**97,607**		**704,026**
Realized performance allocations, net	74,027	85,038	—		(39,713)	(8)	119,352
Realized investment income and other, net	(47,241)	(48,037)	—		—		(95,278)
Depreciation expense	(6,589)	(8,882)	—		—		(15,471)
Interest expense, net	1,401	10,810	(23,505)	(3), (4)	—		(11,294)
Distributable Earnings	**627,929**	**42,135**	**(26,622)**		**57,894**		**701,335**
Income taxes	(42,623)	(4,246)	(794)	(7)	(2,963)	(7)	(50,626)
After-Tax Distributable Earnings	**$ 585,306**	**$ 37,889**	**$ (27,416)**		**$ 54,931**		**$ 650,709**

Pro forma figures have been prepared in accordance with Article 11 of Regulation S-X, and are on an adjusted basis, assuming the Acquisition occurred on January 1, 2023.
Due to the Acquisition, comparability of prior periods may be limited.
See notes on the following pages for a description of each adjustment and reconciliations of Non-GAAP to the most comparable GAAP measures.

TPG | 49

TPG | 50 Notes to Pro Forma Combined Non-GAAP Financial Measures Transaction Accounting Adjustments 1) Relates to the removal of charges related to an insurance program of $0.1 million and $1.3 million for the three months and year ended December 31, 2023, respectively, that did not continue after the consummation of the Acquisition. 2) Relates to additional lease expense of $0.1 million and $2.1 million for the three months and year ended December 31, 2023, respectively, as a result of the Acquisition. 3) Relates to the removal of interest expense of $1.7 million for the year ended December 31, 2023 for an Angelo Gordon credit facility, which was repaid and terminated on September 25, 2023. 4) The Senior Unsecured Revolving Credit Facility carries an interest rate of 1 Month Term SOFR plus 110 basis points. The impact of the adjustment is an increase to interest expense of $2.4 million and $25.3 million for the three months and year ended December 31, 2023, respectively. 5) Relates to an increase to Fee-related performance revenues of $1.2 million for the year ended December 31, 2023 that would have been allocable to TPG as of January 1, 2023 for pro forma purposes. 6) Represents the reduction of management fee income related to a certain fund where TPG did not acquire 100% of the on-going management fee interests. This arrangement results in a reduction of management fees of $1.0 million and $3.5 million for the three months and year ended December 31, 2023, respectively. 7) The TPG Operating Group has been and is expected to continue to be treated as partnerships for U.S. federal and state income tax purposes. Following the Acquisition, the income from the Acquired Interests allocable to TPG Inc. from its partnership interest in the TPG Operating Group will be subject to U.S. federal income taxes in addition to state and local income taxes. As a result, the pro forma non-GAAP financial measure incorporates the income tax effect in connection with the additional allocable income from the Acquired Interests and the transaction accounting adjustments attributable to TPG Inc. at a blended statutory income tax rate of 23%. The blended statutory income tax rate was calculated on a pro forma basis, assuming the U.S. federal rate currently in effect of 21% and the statutory income tax rates applicable to each state and local jurisdiction where we estimate our income will be taxable. . Transaction Compensation Adjustments TPG issued unvested Common Units and RSUs to Angelo Gordon partners that are considered compensatory and not included in the Purchase Price. Such offering of equity instruments was considered a separate transaction entered into by TPG and Angelo Gordon and is therefore presented separately from the Acquisition. 8) Following the consummation of the Acquisition, TPG Operating Group received 20% of the performance allocations associated with the general partner entities of Angelo Gordon that TPG Operating Group retained an economic interest in. TPG increased the share of performance allocations of certain partners and professionals from 45%-60% to approximately 80%. The impact of this is a decrease in realized performance fees, net of $16.7 million and $39.7 million for the three months and year ended December 31, 2023, respectively. Within this amount, approximately $4.9 million represents cash amounts paid to certain legacy interest holders of Angelo Gordon, which were included within operating expenses, net during the three months and year ended December 31, 2023. 9) This adjustment reflects the reduction of cash-based bonuses that were historically paid to Angelo Gordon partners within compensation and benefits, net, resulting in a decrease of $11.1 million and $92.7 million for the three months and year ended December 31, 2023, respectively. After the Acquisition, the share of performance allocations for certain Angelo Gordon partners were increased to approximately 80%.

TPG | 51 Pro Forma GAAP to Non-GAAP Reconciliation ($ in thousands) 4Q’23 FY’23 Pro Forma Net (loss) income $ (18,690) $ (305,139) Net (income) loss attributable to redeemable interests in Public SPACs — (12,044) Net loss (income) attributable to other non-controlling interests (64,028) (8,630) Amortization expense 23,951 97,268 Equity-based compensation 229,484 933,420 Unrealized performance allocations, net (9,629) (114,014) Unrealized investment income (14,735) (7,676) Unrealized gains on derivatives — (59) Income tax 10,155 (3,669) Acquisition success fees 63,824 63,824 Non-recurring and other 5,906 7,428 Pro Forma After-tax Distributable Earnings 226,238 650,709 Income taxes 11,420 50,626 Pro Forma Distributable Earnings 237,658 701,335 Realized performance allocations, net (49,909) (119,352) Realized investment income and other, net 43,037 95,278 Depreciation expense 3,902 15,471 Interest expense, net 1,759 11,294 Pro Forma Fee-Related Earnings $ 236,447 $ 704,026

TPG | 52 Additional Information Dividend Policy Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of TPG Inc.’s share of distributable earnings attributable to the TPG Operating Group, subject to adjustment as determined by our board of directors and, until the Sunset, our Executive Committee to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of our board of directors and, until the Sunset, our Executive Committee and the board of directors and Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and, until the Sunset, our Executive Committee after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. Certain of our existing credit facilities include, and any financing arrangement that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, the TPG Operating Group is generally prohibited under Delaware law from making a distribution to a limited partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the TPG Operating Group (with certain exceptions) exceed the fair value of its assets. Subsidiaries of the TPG Operating Group are generally subject to similar legal limitations on their ability to make distributions to the TPG Operating Group. Non-GAAP Financial Measures In this presentation, we disclose non-GAAP financial measures, including Distributable Earnings (“DE”), After-tax DE, Fee-Related Earnings (“FRE”), Fee-Related Revenues (“FRR”), and Fee- Related Expenses. These measures are not financial measures under GAAP and should not be considered as substitutes for net income, revenues or total expenses, and they may not be comparable to similarly titled measures reported by other companies. These measures should be considered in addition to GAAP measures. We use these measures to assess the core operating performance of our business, and further definitions can be found on the following pages.

TPG | 53 Definitions After-tax Distributable Earnings (“After-tax DE”) is a non-GAAP performance measure of our distributable earnings after reflecting the impact of income taxes. We use it to assess how income tax expense affects amounts available to be distributed to our Class A common stock holders and Common Unit holders. After-tax DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include the items described in the definition of DE herein; however, unlike DE, it does reflect the impact of income taxes. Income taxes, for purposes of determining After-tax DE, represent the total U.S. GAAP income tax expense adjusted to include only the current tax expense (benefit) calculated on U.S. GAAP net income before income tax and includes the current payable under our Tax Receivable Agreement. Further, the current tax expense (benefit) utilized when determining After-tax DE reflects the benefit of deductions available to the Company on certain expense items that are excluded from the underlying calculation of DE, such as equity-based compensation charges. We believe that including the amount currently payable under the Tax Receivable Agreement and utilizing the current income tax expense (benefit), as described above, when determining After-tax DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders. Assets Under Management (“AUM”) represents the sum of: i) fair value of the investments and financial instruments held by our private equity, credit and real estate funds (including fund-level asset-related leverage), other than as described below, as well as related co-investment vehicles managed or advised by us, plus the capital that we are entitled to call from investors in those funds and vehicles, pursuant to the terms of their respective capital commitments, net of outstanding leverage associated with subscription-related credit facilities, and including capital commitments to funds that have yet to commence their investment periods; ii) the gross amount of assets (including leverage where applicable) for our real estate investment trusts and BDCs; iii) the net asset value of certain of our hedge funds; iv) the aggregate par amount of collateral assets, including principal cash, for our collateralized loan obligation vehicles; and v) IPO proceeds held in trust, excluding interest, as well as forward purchase agreements and proceeds associated with the private investment in public equity related to our Public SPACs upon the consummation of a business combination. Our definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds that we manage, or calculated pursuant to any regulatory definitions. AUM Not Yet Earning Fees represents the amount of capital commitments to TPG’s funds and co-investment vehicles that has not yet been invested or considered active, and as this capital is invested or activated, the fee-paying portion will be included in FAUM. AUM Subject to Fee Earning Growth represents capital commitments that when deployed have the ability to grow our fees through earning new management fees (AUM Not Yet Earning Fees) or when management fees can be charged at a higher rate as capital is invested or for certain funds as management fee rates increase during the life of a fund (FAUM Subject to Step- Up). Available capital is the aggregate amount of unfunded capital commitments and recallable distributions that partners have committed to our funds and co-investment vehicles to fund future investments, as well as IPO and forward purchase agreement proceeds associated with our Public SPACs, and private investment in public equity commitments by investors upon the consummation of a business combination associated with our Public SPACs. Available capital is reduced for investments completed using fund-level subscription-related credit facilities; however, it is not reduced for investments that we have committed to make yet remain unfunded at the reporting date. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to our investment funds and co-investment vehicles to make future investments. Capital invested is the aggregate amount of capital invested during a given period by our investment funds, co-investment vehicles, and CLOs, as well as SPACs in conjunction with the completion of a business combination and increases in gross assets of certain perpetual funds. It excludes certain hedge fund activity, but includes investments made using investment financing arrangements like credit facilities, as applicable. We believe this measure is useful to investors as it measures capital deployment across the firm. Capital raised is the aggregate amount of subscriptions and capital raised by our investment funds and co-investment vehicles during a given period, as well as the senior and subordinated notes issued through the firm’s CLOs and equity raised through our perpetual vehicles. We believe this measure is useful to investors as it measures the firm’s access to capital and ability to grow its management fee base. Catch-up fees, also known as out of period management fees, represent fees paid in any given period that are related to a prior period, usually due to a new limited partner coming into a fund in a subsequent close.

TPG | 54 Definitions (Cont’d) Distributable Earnings (“DE”) is used to assess performance and amounts potentially available for distributions to partners. DE is derived from and reconciled to, but not equivalent to, its most directly comparable U.S. GAAP measure of net income. DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include: i) unrealized performance allocations and related compensation and benefit expense; ii) unrealized investment income; iii) equity-based compensation expense; iv) net income (loss) attributable to non-controlling interests in consolidated entities; or v) certain other items, such as contingent reserves. Distributable Earnings participating shares refers to the sum of (i) shares (Class A voting, Class A non-voting and TPG Operating Group Common Units) and (ii) share-based payment awards with non-forfeitable rights to dividends that benefit from the distribution of profits from TPG Operating Group at the end of any given period. This does not include shares or restricted stock units (i) whose dividends accrue to be paid on vesting or (ii) which do not participate in dividends. Excluded Assets refers to the assets and economic entitlements transferred to RemainCo listed in Schedule A to the master contribution agreement entered into in connection with the Reorganization (as defined herein), which primarily include (i) minority interests in certain sponsors unaffiliated with TPG, (ii) the right to certain performance allocations in TPG funds, (iii) certain co-invest interests, and (iv) cash. FAUM Subject to Step-Up represents capital raised within certain funds where the management fee rate increases once capital is invested or as a fund reaches a certain point in its life where the fee rate for certain investors increases. FAUM Subject to Step-Up is included within FAUM. Fee-Related Earnings (“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of DE and also adjusts to exclude: i) realized performance allocations and related compensation expense; ii) realized investment income from investments and financial instruments; iii) net interest (interest expense less interest income); iv) depreciation; v) amortization; and vi) certain non-core income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation-based income. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Fee-Related Earnings margin is defined as Fee-Related Earnings divided by Fee-Related Revenues. Fee-Related Expenses differs from expenses computed in accordance with U.S. GAAP in that it is net of certain reimbursement arrangements and does not include performance allocation compensation. Fee-related expenses is used in management’s review of the business. Fee-Related Revenues (“FRR”) is comprised of (i) management fees, (ii) fee-related performance revenues, (iii) transaction, monitoring and other fees, net, and (iv) other income. Fee-related performance revenues refers to incentive fees from perpetual capital vehicles that are: (i) measured and expected to be received on a recurring basis and (ii) not dependent on realization events from the underlying investments. Fee-related revenue differs from revenue computed in accordance with U.S. GAAP in that it excludes certain reimbursement expense arrangements. Fee Earning AUM (“FAUM”) represents only the AUM from which we are entitled to receive management fees. FAUM is the sum of all the individual fee bases that are used to calculate our management fees and differs from AUM in the following respects: (i) assets and commitments from which we are not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which the firm is entitled to receive only performance allocations or are otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in our credit and real estate funds, have different methodologies for calculating management fees that are not based on the fair value of the respective funds’ underlying investments. We believe this measure is useful to investors as it provides additional insight into the capital base upon which the firm earns management fees. Our definition of FAUM is not based on any definition of AUM or FAUM that is set forth in the agreements governing the firm’s investment funds and products that it manages. Investment Appreciation / (Depreciation) represents fund appreciation for our private equity and real estate funds and gross returns for our credit funds.

TPG | 55 Definitions (Cont’d) Loan Level Return, with respect to our CLOs, represents gross returns which are presented on a total return basis for invested assets held, excluding any financing costs or operating fees incurred and using a time-weighted return methodology. Returns over multiple periods are calculated by geometrically linking each period’s return over time. Net accrued performance represents both unrealized and undistributed performance allocations and fee-related performance revenues resulting from our general partner interests in our TPG funds. We believe this measure is useful to investors as it provides additional insight into the accrued performance to which the TPG Operating Group Common Unit holders are expected to receive. Non-GAAP Financial Measures represent financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. We use these measures to assess the core operating performance of our business. Operating profit margin is defined as GAAP net income divided by GAAP total revenue. Performance Eligible AUM refers to the AUM that is currently, or may eventually, produce performance allocations or fee-related performance revenues. All funds for which we are entitled to receive a performance allocation incentive fee or fee-related performance revenue are included in Performance Eligible AUM. Performance Generating AUM refers to the AUM of funds we manage that are currently above their respective hurdle rate or preferred return, and profit of such funds are being allocated to, or earned by, us in accordance with the applicable limited partnership agreements or other governing agreements. Realizations represent distributions sourced from proceeds from the disposition of investments and current income, in addition to investment proceeds from Public SPACs in conjunction with the completion of a business combination. RemainCo refers to, collectively, Tarrant Remain Co I, L.P., a Delaware limited partnership, Tarrant Remain Co II, L.P., a Delaware limited partnership, and Tarrant Remain Co III, L.P., a Delaware limited partnership, which owns the Excluded Assets, and Tarrant Remain Co GP LLC, a Delaware limited liability company serving as their general partner. Reorganization refers to a series of actions completed by the owners of TPG Group Holdings and TPG Operating Group on January 12, 2022 as part of a corporate reorganization, in conjunction with an initial public offering (“IPO”) that was completed on January 18, 2022. TPG Operating Group refers to TPG Operating Group I, L.P., TPG Operating Group II, L.P. and TPG Operating Group III, L.P. TPG Partner Holdings refers to TPG Partner Holdings, L.P., a Delaware limited partnership, which is a TPG Partner Vehicle that indirectly owns substantially all of the economic interests of TPG Group Holdings, a TPG Partner Vehicle.